Exhibit 4.11

DEX MEDIA, INC.,

COMPUTERSHARE INC.,

and

COMPUTERSHARE TRUST COMPANY

WARRANT AGREEMENT

Dated as of August 15, 2016

Warrants to Purchase Common Stock, par value $0.01 per share

TABLE OF CONTENTS

		Page

ARTICLE I
ISSUANCE OF WARRANTS

Section 1.01	Defined Terms	1
Section 1.02	Appointment of Warrant Agent; Issuance of Warrants	5

ARTICLE II
WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.01	Exercise Price	5
Section 2.02	Duration of Warrants	6
Section 2.03	Exercise of Warrants	6
Section 2.04	Reservation of Warrant Shares	10

ARTICLE III
OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT

Section 3.01	No Rights as Stockholder Conferred by Warrants	10
Section 3.02	Notice of Certain Events	10
Section 3.03	Access to Information and Reports	11
Section 3.04	Rights of Action	11
Section 3.05	Issuance Obligation Unconditional	11
Section 3.06	No Redemption	11

ARTICLE IV
EXCHANGE AND TRANSFER

Section 4.01	Exchange and Transfer	11
Section 4.02	Restrictions on Transfer; Restrictive Legend	12
Section 4.03	Treatment of Holders of Warrants	14

ARTICLE V
ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES

Section 5.01	Adjustments Generally	14
Section 5.02	Stock Dividends; Split-Ups	15
Section 5.03	Aggregation of Shares	15
Section 5.04	Other Dividends	15
Section 5.05	Replacement of Securities upon Reorganization	16
Section 5.06	Adjustment Rules	17

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WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Warrant Agreement”) dated as of August 15, 2016 (the “Effective Date”) among DEX MEDIA, INC., a Delaware corporation (herein called the “Company”), and COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company together with Computershare and each of their successors and permitted assigns under Section 6.09, the “Warrant Agent”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Stockholders Agreement.

WITNESSETH:

WHEREAS, this Warrant Agreement is being entered into pursuant to and in accordance with the Plan (as defined below), which provides, among other things, that the Company shall issue to the holders of Subordinated Note Claims (as defined below) Warrants (the “Warrants”), entitling the holders thereof or their registered permitted assigns (collectively, the “Holders”) to purchase shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the Company has engaged the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, and exercise of the Warrants, and in this Warrant Agreement sets forth, among other things, the terms and provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
ISSUANCE OF WARRANTS

Section 1.01    Defined Terms.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or any Related Fund of any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall any Stockholder or any of its Affiliates be deemed to be an Affiliate of any other Stockholder or any of its Affiliates (other than the Company) solely by reason of such Stockholder’s control of the Company.

“Authorized Officer” has the meaning set forth in Section 6.03.

“Bankruptcy Code” means title 11 of the United States Code, as amended and in effect during the pendency of the Chapter 11 Cases.

“Board” means the Board of Directors of the Company.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Cashless Exercise” has the meaning set forth in Section 2.03(a).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble until a successor Person shall have become such pursuant to Section 7.12 and thereafter “Company” shall mean such successor Person.

“Competitor” means any Person engaged (whether directly or indirectly through the control of any other person) other than through the Company and its Subsidiaries in the business of providing yellow page services or other similar targeted advertising in North America; provided that no potential Transferee shall be deemed to be a Competitor on account of owning less than 10% (or, in the case of any Person that was a Term Loan Lender (as defined in the Plan) as of the Petition Date, 20%) of the outstanding shares of equity securities issued by any Competitor; provided, further, that the potential Transferee does not have the right to appoint, and no director, officer or employee of such potential Transferee is, a director of such Competitor.

“Consideration” means (i) in the case of an acquisition specified in clause (i) of the definition of “Sale of the Company,” the aggregate of any cash, securities or other property paid to acquire Common Stock of the Company in the transaction or series of related transactions constituting such acquisition, (ii) in the case of a transaction specified in clause (ii) of the definition of “Sale of the Company,” the aggregate of any securities, cash or other property receivable upon distribution or paid to holders in respect of shares of Common Stock and (iii) in the case of a sale, transfer or other disposition specified in clause (iii) of the definition of “Sale of the Company,” the aggregate of any securities, cash or other property receivable upon distribution or paid to holders in respect of shares of Common Stock.

“Effective Date” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 2.03(b).

“Exercise Form” means the Exercise Form substantially in the form attached hereto as Exhibit A.

“Exercise Price” has the meaning set forth in Section 2.01.

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“Expiration Time” means 5:00 p.m. Pacific time on August 15, 2023.

“Funds” has the meaning set forth in Section 2.03(k).

“Holders” has the meaning set forth in the recitals.

“Joinder” means a Joinder Agreement to the Stockholders Agreement in the form attached hereto as Exhibit C.

“Non-Surviving Transaction” has the meaning set forth in Section 5.05.

“Plan” means that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Dex Media, Inc. and its Debtor Affiliates, as filed with the United States Bankruptcy Court for the District of Delaware, Chapter 11 Case No. 16-11200 (KG), on July 8, 2016.

“Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.

“Petition Date” has the meaning set forth in the Plan.

“Property Dividend” has the meaning set forth in Section 5.04.

“Related Fund” means, with respect to any Person, a fund, pooled investment vehicle or managed account now or hereafter existing that is (i) controlled by one or more general partners or managing members, or any Affiliates of such general partners or managing members, of such Person, or (ii) managed or advised by the same manager or advisor, or any Affiliates of such manager or advisor, as such Person.

“Sale Date” has the meaning set forth in Section 2.02.

“Sale of the Company” means the consummation of (i) a transaction or series of related transactions pursuant to which any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) purchases all or substantially all of the outstanding shares of Common Stock, (ii) any reorganization, merger, share exchange or consolidation of the Company with or into any other Person in which transaction the holders of the Common Stock of the Company immediately prior to such transaction, in the aggregate, own immediately after such transaction less than 50% of the total voting power of the Common Stock of the Company or, if the Company is not the acquiring or surviving entity in such transaction, the successor entity (other than transactions solely involving the merger or consolidation of a wholly owned Subsidiary with or into the Company or another wholly owned direct or indirect subsidiary of the Company) or (iii) the sale, transfer or other disposition of all or substantially all of the assets or business of the Company and its Subsidiaries, taken as a whole, which is followed by a distribution to the Stockholders of the net proceeds of such sale.

“Sale Price” means, with respect to a Sale of the Company, the fair market value of the consideration paid in respect of one share of Common Stock in such Sale of the Company, as determined in good faith by the Board, whose determination shall absent manifest error be conclusive and evidenced by a board resolution filed with the Warrant Agent. The Company is not required, and no Holder may demand, any appraisal in connection with the determination of the Sale Price.

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“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stockholder” has the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” shall mean that certain Stockholders Agreement, dated as of the date hereof, among the Company and the stockholders party thereto, in the form attached hereto as Exhibit B, as may be amended from time to time, copies of which amendments the Company shall promptly provide to the Holders in accordance with Section 7.03.

“Subordinated Note Claims” has the meaning set forth in the Plan.

“Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

“Transfer” means, with respect to any security of the Company, to directly or indirectly sell, exchange, transfer, hypothecate, negotiate, gift, bequeath, convey in trust, pledge, mortgage, grant a security interest in, assign, encumber, or otherwise dispose of all or any portion of such security, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise; provided, however, that a pledge or grant of a security interest in Warrants to secure a “bona fide” loan shall in no event be deemed a Transfer for any purpose of this Warrant Agreement so long as (i) written notice is provided to the Company identifying the pledgee or Person to whom a security interest in the Warrants is granted (the “Pledgee”); and (ii) the Pledgee’s interest in the Warrants is limited to an actual or contingent economic interest, it being understood and agreed that the pledge or grant of a security interest in Warrants does not grant such Pledgee the rights of a Holder under this Warrant Agreement, including any right to vote, or the right to direct the vote of, the pledged Warrants; provided, further, that any foreclosure, transfer in lieu of foreclosure or other enforcement of such pledge or security interest shall be deemed to constitute a Transfer hereunder and shall be subject to the rights of the Company and the Holders set forth in this Warrant Agreement. “Transferred,” “Transferor” and “Transferee” shall have the correlative meanings. Notwithstanding the foregoing, the exercise of a Warrant for Warrant Shares that does not involve the issuance of Warrant Shares in a name other than the record holder of the applicable Warrant shall in no event constitute a “Transfer.”

“Transfer Agent” means the transfer agent for the Common Stock.

“Transfer Request” has the meaning set forth in Section 4.02(b).

“Warrant Agreement” has the meaning set forth in the preamble.

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“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Agent Office” has the meaning set forth in Section 2.03(a).

“Warrant Legend” has the meaning set forth in Section 4.02(e).

“Warrant Register” has the meaning set forth in Section 4.01(a).

“Warrant Shares” has the meaning set forth in the recitals.

“Warrant Statement” has the meaning set forth in Section 1.02(d).

“Warrants” has the meaning set forth in the recitals.

Section 1.02          Appointment of Warrant Agent; Issuance of Warrants.

(a)       The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement.

(b)       Each Warrant shall initially represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Share subject to adjustment as provided herein. The Warrants shall initially entitle the Holders of such Warrants to purchase, in the aggregate, up to 11,111,112 Warrant Shares, as such amount may be adjusted from time to time pursuant to this Warrant Agreement, upon the exercise of all of the Warrants in accordance with the terms of this Warrant Agreement.

(c)       On the terms and subject to the conditions of this Warrant Agreement and in accordance with the terms of the Plan, on or as soon as practicable after the Effective Date, the Company shall issue the Warrants.

(d)       The Warrants shall be issued in uncertificated form by book-entry registration in the Warrant Register with the issuance thereof confirmed by statements delivered by the Warrant Agent to the Holders of the Warrants reflecting such book-entry positions (the “Warrant Statements”).

ARTICLE II

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.01         Exercise Price. The initial exercise price for each Warrant shall be $13.76 per Warrant Share, subject to adjustment as provided herein (as so adjusted, the “Exercise Price”); provided, however, that (1) in connection with each cash distribution to the Term Loan Lenders (as defined to the Plan) under Article III.B.3-6 of the Plan, the Company shall deliver to the Warrant Agent (and, at the request of any Holder, to such Holder) a certificate executed by an Authorized Officer of the Company setting forth the aggregate amount of actual cash distributions to the Term Loan Lenders (as defined in the Plan), and (2) (A) if the aggregate amount of actual cash distributions to Term Loan Lenders (as defined in the Plan) under Article III.B.3-6 of the Plan exceeded $155.4 million (the amount so exceeded, rounded to the nearest multiple of a million, the “Excess Amount”), the calculation of the amount by which the Exercise Price shall be reduced, which shall be by an amount equal to (x) $0.01 multiplied by (y) the Excess Amount divided by $1,000,000, or (B) if the aggregate amount of actual cash distributions to Term Loan Lenders (as defined in the Plan) under Article III.B.3-6 of the Plan is less than $155.4 million (the amount by which, rounded to the nearest multiple of a million, the “Reduced Amount”), the calculation of the amount by which the Exercise Price shall be increased, which shall be by an amount equal to (x) $0.01 multiplied by (y) the Reduced Amount divided by $1,000,000; and (3) upon delivery of such certificate, the Exercise Price shall be increased or reduced, as applicable, as provided in such certificate.

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Section 2.02         Duration of Warrants. Subject to the provisions of this Warrant Agreement, Warrants may be exercised in whole or in part in any whole number of Warrants at any time prior to the Expiration Time in accordance with the procedures set forth in Section 2.03. Each Warrant not exercised prior to the Expiration Time shall become void, and all rights of the Holder and any beneficial owners of such Warrants under this Warrant Agreement shall cease. If a Sale of the Company is consummated prior to the Expiration Time in which 100% of the Consideration paid to or received by non-employee holders of Common Stock in such Sale of the Company consists of cash and the Sale Price is less than or equal to the Exercise Price on the date (the “Sale Date”) the Sale of the Company is consummated, each Warrant not exercised at or before the Sale Date shall become void, and all rights of the Holder and any beneficial owners of such Warrants under this Warrant Agreement shall cease.

Section 2.03          Exercise of Warrants.

(a)       Warrants may be exercised, at the option of the Holder, in whole or in part in any whole number of Warrants, at any time or from time to time prior to the Expiration Time, by (i) delivering an Exercise Form duly completed as to the whole number of Warrants being exercised duly executed by such Holder or its duly authorized agent or attorney to the Warrant Agent at its corporate actions department or such other office designated by the Warrant Agent for such purposes (the “Warrant Agent Office”), notice of which the Warrant Agent shall have given to the Company and the Holders in accordance with Section 7.03, (ii) except in the case of a Cashless Exercise, delivering a certified or official bank check payable to the Company to the Warrant Agent at the Warrant Agent Office or transferring by wire in immediately available funds to the account (No. 530354616; ABA No. 02100021; Reference: Dex Media Warrants; Attention: Corp Action) of the Company at JP Morgan Chase Bank or such other account of the Company at such banking institution in the United States of America and the Company shall have given notice to the Warrant Agent and the Holders in accordance with Section 7.03, in the amount of the aggregate Exercise Price for the Warrant Shares into which such Warrants are being exercised, and (iii) delivering a Joinder duly executed by the Person in whose name the Warrant Shares are requested to be issued to the Warrant Agent at the Warrant Agent Office unless the Stockholders Agreement is not then in effect or if such Person is already a party to the Stockholders Agreement; provided, however, that if the Warrant Shares are to be issued in a name other than the record holder of the applicable Warrant, such record holder shall be deemed to have requested a Transfer of such Warrant prior to such exercise, which Transfer must comply with the provisions of this Warrant Agreement. Without limitation of the right of Holders to exercise Warrants at any time pursuant to the preceding sentence, if the exercise of any Warrant is made commencing with the period 30 days before and ending 30 days after the closing of a Sale of the Company with respect to which the Sale Price is greater than the Exercise Price on the Sale Date, any Holder may elect to exercise Warrants effective (if Warrants are exercised prior to the closing of such Sale of the Company) only upon the closing of such Sale of the Company by authorizing the Company to effect a cashless exercise (a “Cashless Exercise”) by withholding and not issuing to such Holder, in payment of the Exercise Price thereof, a number of such Warrant Shares equal to (x) the total number of Warrant Shares for which the Warrants are being exercised (before withholding), multiplied by (y) the Exercise Price, and divided by (z) the Sale Price with respect to such Sale of the Company (and such withheld Warrant Shares shall no longer be issuable under such Warrants, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld Warrant Shares). For the avoidance of doubt, a Cashless Exercise (if Warrants are exercised prior to the closing of such Sale of the Company) will be effective only if the closing of such Sale of the Company actually occurs. The delivery of the executed Exercise Form and (if applicable) Joinder and (except in the case of a Cashless Exercise) payment of the Exercise Price and, solely in the case of the issuance of Warrant Shares in a name other than that in which the Warrant Shares were registered, payment of any taxes as and in the manner specified in Section 2.03(e), are the only procedures required of, and no legal opinion or other information or instructions shall be required to be delivered by, a Holder to exercise any Warrant.

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(b)       The later of (i) the first date on which the Warrant Agent has received a valid Exercise Form and (if applicable) Joinder at the Warrant Agent Office in accordance with this Warrant Agreement and (except in the case of a Cashless Exercise) the Exercise Price has been paid in full and (ii) solely in the case of a Cashless Exercise, the Sale Date, shall be deemed to be the date on which the Warrant is exercised (the “Exercise Date”). Subject to clause (k), the Warrant Agent shall promptly deposit all certified or official bank checks received by it in payment for the exercise of Warrants.

(c)       The Company shall cause the Transfer Agent, within ten Business Days after the Exercise Date, to issue to the Holder the aggregate number of whole Warrant Shares issuable upon such exercise and deliver to the Holder written confirmation that such Warrant Shares have been duly issued and recorded on the books of the Transfer Agent. The Warrant Shares so issued shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Form and Joinder (if applicable) delivered by the Holder. Such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrant Shares in the name of any person who acquired any Warrant or any Warrant Shares otherwise than in accordance with this Warrant Agreement.

(d)       In case an exercise of Warrants is in part only, the Warrant Agent shall make an appropriate adjustment to the account of the Holder to reflect a number of Warrants equal (without giving effect to any adjustment thereof) to the number of such Holder’s Warrants prior to such exercise, minus the number of Warrants so exercised as designated by the Holder upon such exercise in the Exercise Form.

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(e)       The Company will from time to time pay all documentary, stamp or similar issue or transfer taxes and charges (other than income taxes) imposed upon the Company or the Warrant Agent or otherwise payable in respect of the issuance or delivery of Warrant Shares upon exercise of Warrants, but neither the Warrant Agent nor the Company shall be required to pay any documentary, stamp or other tax or other charge required to be paid in connection with the issuance of the Warrant Shares in a name other than that in which the Warrants were registered, and in the event that any Warrant Shares are to be issued in a name other than that in which the Warrants were registered, neither the Warrant Agent nor the Company shall be required to issue or deliver any Warrant Share until it has been established to the Company’s and the Warrant Agent’s satisfaction that such tax or other charge has been paid or that no such tax or other charge is due.

(f)       Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(g)       The Warrant Agent shall:

(i)       examine all Exercise Forms, Joinders and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms, Joinders and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)       where an Exercise Form, Joinder or other document appears on its face to have been improperly completed or executed or some other irregularity or deficiency in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)       inform the Company of and reasonably cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Forms received and the crediting of Warrant Shares to the respective Holders’ accounts; and

(iv)       advise the Company no later than five Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form, the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement and the amount deposited, (B) the identity of the Holder that has submitted the Exercise Form, (C) the percentage of the then outstanding Warrants represented by such exercise and (D) such other information as the Company shall reasonably request.

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(h)       All questions as to the validity, form and sufficiency (including time of receipt) of any Exercise Form and Joinder (if applicable) will be determined by the Company in good faith and absent manifest error shall be final and binding. The Company reserves the right to reject any and all Exercise Forms not in proper form, not accompanied by a Joinder in proper form (if applicable) and duly executed by the Person in whose name the Warrant Shares are to be issued, pursuant to which Warrant Shares are to be issued in the name of a Person other than the record holder of the applicable Warrant unless such deemed Transfer complies with the terms of this Warrant Agreement. Such determination by the Company shall be made in good faith and absent manifest error shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants. The Company shall give notice to the Warrant Agent of any such determinations, however, neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any Exercise Form or Joinder (if applicable), nor shall it incur any liability for the failure to give such notice.

(i)       If, at the time of issuance of Warrant Shares, the provisions in respect of restrictions on transfer of shares of Common Stock in the Stockholders Agreement are still in effect, then (unless newly issued shares of Common Stock are generally not subject to the provisions in respect of restrictions on transfer of shares of Common Stock in the Stockholders Agreement) each of the Warrant Shares issued upon the exercise of a Warrant, the book-entry account in which such Warrant Shares are held or Warrants Statement issued in respect thereof shall also be stamped or otherwise imprinted with the legend set forth in the Stockholders Agreement.

(j)       Notwithstanding any provision herein to the contrary, prior to the deemed issuance of Warrant Shares on the Exercise Date upon exercise of any Warrant, Holders shall not be entitled to any voting, registration, preemptive or other rights under the Stockholders Agreement. For the avoidance of doubt, upon exercise of the Warrants and deemed issuance of the Warrant Shares on the Exercise Date, the Holders of such Warrant Shares shall have the same rights as similarly situated holders of Common Stock under the Stockholders Agreement.

(k)       All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by Computershare in the performance of its services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until distributed pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder of Warrants or any other party.

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Section 2.04          Reservation of Warrant Shares.

(a)       For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company covenants that it will at all times through the Expiration Time, reserve and keep available out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Warrant Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company further covenants that it will, from time to time, take all steps necessary to increase the number of authorized shares of its Common Stock if at any time the number of authorized shares that remain unissued would otherwise be insufficient to allow delivery of all Warrant Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent. If Warrant Shares are to be represented by stock certificates, the Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

(b)       The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be fully paid and nonassessable and free from preemptive rights (other than those set forth in the Stockholders Agreement) and all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

(c)       The Company shall take all such actions as may be necessary to ensure that all Warrant Shares upon issuance will be duly and validly issued, fully paid and nonassessable.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT

Section 3.01        No Rights as Stockholder Conferred by Warrants. Subject to Section 2.03(c), no Warrant shall, and nothing contained in this Warrant Agreement or in the Warrant Statement shall be construed to, entitle the Holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Shares, including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on Warrant Shares or any rights whatsoever as stockholders of the Company, until such Warrant is duly exercised in accordance with this Warrant Agreement and such Holder is issued (or in accordance with Section 2.03(c) is deemed to have been issued) the Warrant Shares to which it is entitled in connection therewith.

Section 3.02        Notice of Certain Events. The Company shall (a) provide at least five Business Days prior written notice to each Holder in accordance with Section 7.03 of any record date relating to the payment by the Company of a dividend or distribution on the Common Stock and any effective date for any other event specified in Article V that may cause a Warrant Share and/or Exercise Price adjustment and (b) provide prior notice to each Holder in accordance with Section 7.03, at least five Business Days prior to such event, of (i) any Sale of the Company, (ii) any liquidation event with respect to the Company or (iii) any transaction involving the right of a holder of Common Stock to exercise “tag along” rights under Section 5.2 of the Stockholders Agreement.

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Section 3.03        Access to Information and Reports. The Company shall (a) furnish to the Holders the reports required to be delivered to the holders of Common Stock pursuant to Section 6.1(a) of the Stockholders Agreement at the same time such reports are delivered or made available to such holders of Common Stock, (b) provide Holders access to the conference calls required to be held by the Company pursuant to Section 6.1(b) of the Stockholders Agreement at the same time such conference calls are held for the holders of Common Stock, and (c) furnish to the Holders the budgets required to be furnished to the holders of Common Stock pursuant to Section 6.1(c) of the Stockholders Agreement at the same time and in the same manner such budgets are furnished to the holders of Common Stock, in each case subject to the confidentiality restrictions set forth in Section 6.4 of the Stockholders Agreement.

Section 3.04         Rights of Action. All rights of action against the Company in respect of this Warrant Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Warrant Agreement.

Section 3.05         Issuance Obligation Unconditional. The Company’s obligations to issue and deliver Warrant Shares upon an exercise of any Warrant in accordance with Article II are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of such Warrant or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder of such Warrant or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder of such Warrant in connection with the issuance of Warrant Shares. Nothing herein shall limit the right of the Holder of any Warrant to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely issue Warrant Shares upon exercise of such Warrant as required pursuant to the terms hereof.

Section 3.06        No Redemption. The Warrants shall not be subject to redemption by the Company or its Subsidiaries; provided that the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Warrant Agreement or the Stockholders Agreement.

ARTICLE IV

EXCHANGE AND TRANSFER

Section 4.01          Exchange and Transfer.

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(a)       The Warrant Agent shall keep, at the Warrant Agent Office, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall record the name and address of the Person in whose name each Warrant has been registered and exchanges and transfers of outstanding Warrants upon request to exchange or transfer such Warrants; provided that (i) the Warrant Agent shall have received a written instruction of transfer or exchange in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder’s duly authorized agent or attorney, providing all information required to be delivered hereunder, such signature to be guaranteed by an eligible guarantor institution solely to the extent required by the Warrant Agent; (ii) such exchange or transfer is not expressly prohibited by the restrictions set forth in this Warrant Agreement; and (iii) such exchange or transfer otherwise complies with all of the requirements expressly set forth herein, without further inquiry, investigation and confirmation on the part of the Warrant Agent. Upon any such registration of transfer, a Warrant Statement shall be issued to the transferee.

(b)       No service charge shall be made for any exchange or registration of transfer of Warrants; provided, however, that the Warrant Agent and/or the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any such registration of transfer. Neither the Warrant Agent nor the Company shall be required to pay any stamp or other tax or other charge required to be paid in connection with such transfer, and neither the Warrant Agent nor the Company shall be required to issue or deliver any Warrant Share until it has been established to the Company’s and the Warrant Agent’s satisfaction that such tax or other charge has been paid or that no such tax or other charge is due.

(c)       The Warrant Agent shall not effect any exchange or registration of transfer which will result in the issuance of a fraction of a Warrant or a whole number of Warrants and a fraction of a Warrant.

(d)       All Warrants credited to a Holder’s or transferee’s account upon any exchange or transfer of Warrants in accordance with the provisions of this Warrant Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Warrants that were so exchanged or transferred.

Section 4.02         Restrictions on Transfer; Restrictive Legend.

(a)       General Restriction. A Holder may Transfer any Warrant, provided that such Transfer (i) would be permitted under the terms of the Stockholders Agreement (other than Section 4.1(f) of the Stockholders Agreement) if such Warrant constituted shares of Common Stock as defined in the Stockholders Agreement, (ii) is not made to any Person determined by the Board to be a Competitor without the prior approval of the Board, and (iii) is permitted by the other terms of this Article IV. Common Stock issued upon exercise of the Warrants will be subject to restrictions on transfer set forth in the Stockholders Agreement unless the provisions in respect of restrictions on transfers of shares of Common Stock in the Stockholders Agreement are not then in effect. For the avoidance of doubt, a Holder may exercise Warrants and the Company shall cause the Transfer Agent to issue to the Holder the aggregate number of whole Warrant Shares issuable upon such exercise in accordance with the terms of this Warrant Agreement notwithstanding that such exercise and issuance may cause the number of holders of record of shares of Common Stock to exceed the limits set forth in Section 4.1(f) of the Stockholders Agreement.

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(b)       Requests for Transfer. In order to provide for effective compliance with this Section 4.02, a Holder who proposes to effect a Transfer of Warrants, or who proposes to effect a deemed Transfer pursuant to which Warrant Shares are to be issued in the name of a Person other than the record h older of the applicable Warrant, must submit to the Company in accordance with Section 7.03, prior to the date of the proposed Transfer, a written request (a “Transfer Request”) that the Company review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to this Section 4.02. A Transfer Request shall include: (i) the name, address, jurisdiction of organization or citizenship and telephone number of the proposed Transferee, (ii) the number of Warrants proposed to be so Transferred, (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the Holder proposing such Transfer, and (v) such information as the Company in its discretion may reasonably request (and which may, in the Company’s sole discretion, include an opinion of counsel to be provided at the Transferor’s sole cost and expense to such effect) to establish that registration of the proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws. The Company shall, within five Business Days after its receipt of a Transfer Request that includes all of the information set forth in the foregoing clauses (i) through (v), determine whether to authorize the Transfer proposed in such Transfer Request and shall notify the proposed Transferor of such determination; provided that the only bases on which a Transfer may be denied are failure to comply with the applicable obligations and restrictions set forth in this Article IV or in Article 4 of the Stockholders Agreement (other than Section 4.1(f) of the Stockholders Agreement); provided, further, that if the Company does not notify the proposed Transferor of its determination within such time period, the Transfer proposed in such Transfer Request shall be deemed to be approved hereunder.

(c)       Exchange Act Reporting Obligations. Notwithstanding anything to the contrary in this Warrant Agreement, no Holder may Transfer any Warrant if, as a result of such Transfer, Warrants would be held of record by 1,980 or more Persons or 480 or more Persons who are not “accredited investors” (as defined in Rule 501(a) promulgated under the Securities Act) or otherwise in circumstances that the Board determines in good faith, based on a written opinion of legal counsel, would require the Company to file reports under the Exchange Act, if the Company is not otherwise subject to such requirements. Nothing contained in this Article IV shall limit the authority of the Board to take such other action to the extent permitted by law and not in conflict with the terms of the Warrant Agreement and the rights of Holders hereunder as it deems necessary or advisable to preserve the Company’s status as a non-reporting company under the Exchange Act.

(d)       Any attempted or purported transfer of all or a portion of the Warrants held by a Holder in violation of this Section 4.02 shall be null and void and of no force or effect whatsoever, such purported transferee will not be treated as an owner of the Warrants for purposes of this Warrant Agreement or otherwise, and the Company will not register such transfer.

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(e)       The account of each Holder on the Warrant Register shall be marked with, a legend in the following or a substantially comparable form (the “Warrant Legend”):

THE SECURITIES REPRESENTED HEREBY (THE “SECURITIES”) WERE ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. 1145. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THE SECURITIES IS AN “UNDERWRITER,” AS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE WARRANT AGREEMENT BY AND AMONG DEX MEDIA, INC., COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY N.A. DATED AS OF AUGUST 15, 2016, AS AMENDED AND THE STOCKHOLDERS AGREEMENT REFERRED TO THEREIN.

(f)       A Holder (or its transferee, as applicable) shall be entitled to receive from the Company, without expense, new Warrants of like tenor accompanied by a Warrant Statement, and registered in the Warrant Register to the account of such Holder, without being marked with the Warrant Legend when the provisions in respect of restrictions on transfer of shares of Common Stock in the Stockholders Agreement are no longer in effect or when any Warrant Shares then issuable upon exercise of such Warrant, if issued upon such exercise, would not be subject to the provisions in respect of restrictions on transfer of shares of Common Stock in the Stockholders Agreement.

Section 4.03        Treatment of Holders of Warrants. Each Holder of Warrants, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrants that until the transfer of such Warrants is registered on the books of such Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrants as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

ARTICLE V

ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES

Section 5.01       Adjustments Generally. The Exercise Price, and the number of Warrant Shares issuable upon exercise of Warrants, are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article V, as specified in Section 5.02, 5.03, 5.04 and 5.05. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of such adjustment events. The Company further agrees that it will provide to the Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Warrant Agreement to determine whether an adjustment event has occurred or are scheduled or contemplated to occur or to calculate any of the adjustments set forth in this Warrant Agreement.

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Section 5.02        Stock Dividends; Split-Ups. If after the date hereof, and subject to the provisions of Section 5.05, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event (in each case, other than upon (x) a reclassification or reorganization involving other than solely a change in the number of outstanding shares of Common Stock or (y) a merger or consolidation or sale or transfer to which Section 5.05 applies), then, immediately after the date for determination of the holders of Common Stock entitled to receive such stock dividend or the effective date of such split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted pursuant to this Section 5.02, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (b) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

Section 5.03         Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.05, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event (in each case, other than upon (x) a reclassification or reorganization involving other than solely a change in the number of outstanding shares of Common Stock or (y) a merger or consolidation or sale or transfer to which Section 5.05 applies), then immediately after the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted pursuant to this Section 5.03, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (b) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

Section 5.04        Other Dividends. If the Company pays a dividend or makes any other distribution upon the Common Stock that is payable in any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than (i) a distribution of Common Stock pursuant to which Section 5.02 applies or (ii) a distribution upon a reclassification, reorganization, merger or consolidation or sale or transfer to which Section 5.05 applies) (a “Property Dividend”), then and in each such event the Exercise Price for each Warrant in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by the fair market value (as determined in good faith by the Board, whose determination shall absent manifest error be conclusive and evidenced by a board resolution filed with the Warrant Agent) as of the record date for such distribution of such Property Dividend so distributed for each share of Common Stock (after taking into account, in the case of rights, warrants or options, the consideration required to be paid upon exercise thereof).

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Any adjustment under this Section 5.04 shall be made on the date the holders of Common Stock receive the Property Dividend with effect retroactive to the record date with respect to such Property Dividend.

For purposes of clarity, if a declared Property Dividend would have reduced the Exercise Price to an amount below the par value per share of the Common Stock, the Exercise Price will be reduced to the par value per share of the Common Stock and any remaining fair market value of the Property Dividend that would have resulted in a reduction of the Exercise Price below the par value per share of the Common Stock shall be disregarded.

Section 5.05        Replacement of Securities upon Reorganization. Subject to Section 2.02, in case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 5.02 or 5.03), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or transfer to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, (x) the Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant(s) immediately prior to such event; and (y) in any such case, if necessary, the obligations of the Company (or, in the case of any such merger or consolidation in which the Company is not the continuing corporation or such a sale or transfer (each, a “Non-Surviving Transaction”), the other person) set forth herein with respect to the rights of each Holder to exercise a Warrant in exchange for the Warrant Shares theretofore purchasable upon exercise of a Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Holder’s right to exercise a Warrant in exchange for shares of stock or other securities or property pursuant to this paragraph. The Company shall (or, in the case of a Non-Surviving Transaction, the Company shall cause such other person to) execute and deliver to the Warrant Agent a written instrument providing (A) as set forth in clause (i)(x) and (y) above and for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V and (B) in the case of a Non-Surviving Transaction, for the express assumption by such other person of the due and punctual performance of every covenant in this Warrant Agreement on the part of the Company to be performed and observed. The provisions of this Section 5.05 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Warrant following the consummation of such reclassification, reorganization, merger or consolidation or sale or other transfer, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such reclassification, reorganization, merger or consolidation or sale or other transfer, then the holders of Warrants will be given the same right and time period to elect the kind or amount of consideration as given to holders of Common Stock and (x) if a Holder of a Warrant timely makes such election, the consideration that a Holder of such Warrant shall be entitled to receive upon exercise shall be deemed to be the consideration so selected and (y) if a Holder of a Warrant fails to timely make such an election, the consideration that a Holder of such Warrant shall be entitled to receive upon exercise shall be deemed to be the kinds and amounts of consideration received by the majority of all holders of the shares of Common Stock (excluding any holder that is a Person into which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or other transfer is made or an Affiliate of any thereof) that affirmatively make an election, in each case with the consideration receivable upon the exercise of any Warrant being recorded in the Warrant Register.

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Section 5.06       Adjustment Rules. Any adjustments pursuant to this Article V shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would otherwise reduce the Exercise Price to an amount below the par value per share of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value per share of the Common Stock.

Section 5.07       Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent and to the Holders, which notice shall state the increase or decrease in the Exercise Price or the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the Company determining the date for determination of holders of Common Stock entitled to receive any dividend or distribution, or the effective date (including any Effective Date) for any other event specified in Section 5.02, 5.03, 5.04 or 5.05 or then, in any such event, the Company shall give or cause to be given written notice to each Holder in accordance with Section 7.03, no later than five Business Days following such date for determination or effective date, as applicable, of such date for determination or effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty to investigate or inquire as to whether such adjustment is accurate, and shall not be deemed to have knowledge of, and shall not be required to take any action with respect to any adjustments, unless and until the Warrant Agent shall have received such a certificate.

Section 5.08       No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Article V, any Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall, upon such exercise, round down to the nearest whole number the number of the shares of Common Stock to be issued to the Holder.

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ARTICLE VI

CONCERNING THE WARRANT AGENT

Section 6.01        Warrant Agent. The Company has appointed the Warrant Agent to act as agent of the Company in respect of the Warrants pursuant to this Warrant Agreement and the Warrant Agent has therein accepted such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

Section 6.02        Fees and Expenses of Warrant Agent. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between the Company and the Warrant Agent for its services as Warrant Agent hereunder and will promptly reimburse the Warrant Agent, promptly following any demand therefor, for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

Section 6.03         Liability of Warrant Agent.

(a)       Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, Chief Executive Officer, Chief Financial Officer, or Secretary (each an “Authorized Officer”) of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon, and be held harmless for such reliance, upon such statement for any action taken or suffered by it pursuant to the provisions of this Warrant Agreement, and shall not be held liable in connection with any delay in receiving such statement.

(b)       The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction). The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, however, that such covenant and agreement of the Company does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

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(c)       The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 5 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any Common Stock will when issued be valid and fully paid and nonassessable.

(d)       From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by The Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

Section 6.04         Rights and Duties of Warrant Agent.

(a)       The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion.

(b)       The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement (except its countersignature hereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(c)       The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(d)       The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

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(e)       The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f)       The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as the Warrant Agent hereunder.

(g)       The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h)       The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the SEC or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

(i)       The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j)       The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(k)       In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the Holder of any Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

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Section 6.05        Acceptance of Agency. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 6.06        Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. Neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, special, punitive or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility or likelihood of such damages.

Section 6.07          Survival. The provisions of this Article VI shall survive the termination of this Warrant Agreement and the resignation, removal or replacement of the Warrant Agent.

Section 6.08         Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 6.09         Resignation and Appointment of Successor.

(a)       The Company agrees, for the benefit of the Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

(b)       The Warrant Agent may at any time resign as such by giving written notice of its resignation to the Company, specifying the desired date on which its resignation shall become effective; provided, however, that such date shall be not less than 30 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent (which shall be a bank or trust company in good standing, authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. Subject to 30 days’ written notice, the Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent (qualified as aforesaid) by written instrument in duplicate signed on behalf of the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The parties agree that if the Warrant Agent is also the Transfer Agent for the Company and resigns or is removed as Transfer Agent of the Company, then the Warrant Agent shall automatically resign in such capacity. Any resignation or removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this Section 6.09(b). In the event a successor Warrant Agent has not been appointed and accepted its duties within 30 days of the Warrant Agent’s notice of resignation, the Warrant Agent and/or any Holder may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent (qualified as aforesaid). Upon its resignation, replacement or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation and to the reimbursement of all reasonable out-of-pocket expenses incurred by it hereunder.

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(c)       The Company shall remove the Warrant Agent and appoint a successor Warrant Agent if the Warrant Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the predecessor Warrant Agent shall, if not previously disqualified by operation of law, cease to be Warrant Agent hereunder.

(d)       Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and, upon the payment of all outstanding fees to the predecessor Warrant Agent, such predecessor shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

(e)       Any Person into which the Warrant Agent hereunder may be merged or converted or any Person with which the Warrant Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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ARTICLE VII

MISCELLANEOUS

Section 7.01       Amendment. The terms of the Warrants may be amended, modified or waived by the Company together with the affirmative vote or consent of the Holders of a majority of the Warrants then outstanding; provided, that the consent of each Holder affected thereby shall be required for any amendment, modification or waiver pursuant to which (i) the Exercise Price would be increased and/or the number of Warrant Shares would be decreased (in each case, other than pursuant to adjustments pursuant to Article V), or (ii) the Expiration Time is modified to occur earlier then the date set forth herein. Notwithstanding the foregoing, the Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Warrant Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein. The Company and the Warrant Agent may also from time to time supplement or amend this Warrant Agreement to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of any Holder. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Authorized Officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 7.01 and, provided such supplement or amendment does not change the Warrant Agent’s own rights, duties, liabilities, immunities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 7.01 shall be effected by a written instrument executed and delivered by the Company and the Warrant Agent and will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Holders in accordance with Section 7.03. For the avoidance of doubt, the Stockholders Agreement may be amended in accordance with the terms thereof at any time without the consent of any Holder. A Warrant ceases to be outstanding if such Warrant is exercised or if the Company or an Affiliate of the Company holds or is beneficial owner of such Warrant.

Section 7.02         Notices and Demands to the Company. If the Warrant Agent shall receive any notice or demand addressed to the Company by a Holder, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 7.03         Addresses. Any communication to the Warrant Agent with respect to this Warrant Agreement shall be delivered in writing to 250 Royall Street, Canton, Massachusetts 02021, Attention: Client Administration, or such other address as shall have been set forth in a notice delivered to all Holders and the Company in accordance with this Section 7.03. Any communication to the Company with respect to this Warrant Agreement shall be delivered in writing to Dex Media, Inc., 2200 West Airfield Drive, P.O. Box 619810, DFW Airport, TX 75261, Attention: General Counsel, or such other address as shall have been set forth in a notice delivered to all Holders and the Warrant Agent in accordance with this Section 7.03. Any communication to a Holder with respect to this Warrant Agreement shall be deemed to have been effectively given (a) when delivered by hand to the party to be notified, (b) one Business Day after deposit with a national overnight delivery service with next-business-day delivery guaranteed, (c) three Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested, in the case of each of clause (a), (b), and (c), addressed to the party to be notified at the addresses set forth for such party in the warrant register, or (d) when posted to an Intralinks or similar site to which all Holders have been offered access. If regular mail service is suspended or if it is impractical to give notice by mail, then notification to the Holder shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressee.

23

Section 7.04        Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the terms hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 7.05        Persons Having Rights Under Warrant Agreement. Subject to Section 2.03(c), the Warrants shall not, and nothing contained herein or otherwise shall, be construed as conferring upon the Holder any right as a stockholder of the Company or the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends or any rights whatsoever as stockholders of the Company.

Section 7.06         Headings. The descriptive headings of the several Articles and Sections of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.07         Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Section 7.08        Inspection of Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by the Holder of any Warrant at the office of the Warrant Agent designated for such purposes. The Warrant Agent may require such Holder to submit evidence of ownership of a Warrant for inspection by it.

Section 7.09        Binding Effects. This Warrant Agreement shall inure to the benefit and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant Agreement, express or implied, is intended to or shall confer on any Person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant Agreement.

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Section 7.10        Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.

Section 7.11         Entire Agreement. This Warrant Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

Section 7.12        Assignment. Except as provided in Section 5.05, neither this Warrant Agreement nor any Warrant nor any of the rights, interests or obligations hereunder or thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder affected thereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the Effective Date.

DEX MEDIA, INC.

By:	/s/ Paul D. Rouse
Name: Paul D. Rouse
Title: EVP - CFO, Treasurer

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the Effective Date.

DEX MEDIA, INC.

By:
Name: Paul D. Rouse
Title: EVP - CFO, Treasurer

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dan DeWakar
Name: Dan DeWakar
Title: Product Director

EXHIBIT A

FORM OF EXERCISE FORM

(To be executed upon exercise of Warrant(s))

The undersigned hereby irrevocably elects to exercise the right, represented by _____ book-entry Warrant(s), to purchase the full number of shares of Common Stock, par value $0.01 per share (the “Warrant Shares”) of DEX MEDIA, INC. into which such Warrants are exercisable and represents that (unless exercising Cashless Exercise as specified below) has tendered payment for such Warrant Shares by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, in the amount of $___________ in accordance with the terms of the Warrant Agreement. The undersigned requests the Warrant Shares to which the Holder is entitled be registered in such names and a statement representing such Warrant Shares be delivered, all as specified in accordance with the instructions set forth below.

This Exercise Form is accompanied by a duly executed Joinder as and to the extent required under the Warrant Agreement.

☐ Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby elects Cashless Exercise pursuant to Section 2.03(a) of the Warrant Agreement. (Note: May only be used as permitted by, and will be effective only upon the closing of a Sale of the Company as specified in, Section 2.03(a) of the Warrant Agreement.)

Dated:

Name
(Please Print)

(Insert Social Security or Other
Identifying Number of Holder)

Address

Signature
(Signed exactly as name appears
in the records of the Warrant Agent)

The foregoing Warrants may be exercised by delivering the Exercise Form to Computershare Trust Company, N.A. at the following addresses:

By hand at	Computershare Trust Company, N.A. Attn: Client Administration, Dex Media, Inc. Warrants 250 Royall Street Canton, Massachusetts 02021

By mail at	Computershare Trust Company, N.A. Attn: Client Administration, Dex Media, Inc. Warrants 250 Royall Street Canton, Massachusetts 02021

(Instructions as to form and delivery of Warrant Shares):

(NOTE: The signature(s) must be medallion guaranteed by a commercial bank or trust company in the United States or by a member firm of the New York Stock Exchange)

A-2

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER THE WARRANT)

For value received,___________________ hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such number of Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Holder with respect to such Warrants, and does hereby irrevocably constitute and appoint ___________ attorney, to transfer said Warrant on the books of the Warrant Agent with respect to the number of Warrants set forth below, with full power of substitution:

Name(s) of	Address	No. of Warrants
Assignee(s)

Dated:

Signature (Signed exactly as name appears in the records of the Warrant Agent)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Warrant Agent)

(NOTE: The signature(s) must be medallion guaranteed by a commercial bank or trust company in the United States or by a member firm of the New York Stock Exchange)

A-3

EXHIBIT B

STOCKHOLDERS AGREEMENT

Please see attached.

B-1

DEX MEDIA, INC.

STOCKHOLDERS AGREEMENT

DATED AS OF JULY 29, 2016

i

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement ( this “Agreement”) is made as of July 29, 2016, by and among Dex Media, Inc., a Delaware corporation (the “Company”), each of the Stockholders (as defined below) named on the signature pages hereto, and each Person (as defined below) that hereafter becomes a Stockholder.

WITNESSETH

WHEREAS, the Stockholders as of the date of this Agreement have received shares of Common Stock pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization, as filed with the United States Bankruptcy Court for the District of Delaware, Chapter 11 Case No. 16-11200 (KG), on May 17, 2016 (including all exhibits, schedules, supplements, and ancillary documents, and as may be amended from time to time, the “Plan”) for Dex Media, Inc. and the other Debtors (as defined in the Plan) in the jointly administered cases which were commenced under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS; RULES OF INTERPRETATION

Section 1.1 Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending on reference:

“5% Stockholder” means each Stockholder who, together with its Affiliates, as of a specified date, owns or holds with power to vote 5% or more of the outstanding shares of Common Stock as of such date.

“Accredited Investor” has the meaning defined in Regulation D promulgated under the Securities Act.

“Added Seats” has the meaning set forth in clause (2) of the proviso to Section 2.3(c)(ii).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or any Related Fund of any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall any Stockholder or any of its Affiliates be deemed to be an Affiliate of any other Stockholder or any of its Affiliates (other than the Company) solely by reason of such Stockholder’s control of the Company.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocated Share” has the meaning set forth in Section 6.6(a).

“APO Shares” has the meaning set forth in Section 3.2(c).

“Appointing Stockholder Group” means each Stockholder Group that beneficially owns 10% or more of the then outstanding shares of Common Stock of the Company.

“Approved Public Offering” has the meaning set forth in Section 3.2(a).

“Approved Public Offering Holder” has the meaning set forth in Section 3.2(b).

“Approved Public Offering Holder Notice” has the meaning set forth in Section 3.2(c).

“Approved Public Offering Notice” has the meaning set forth in Section 3.2(b).

“Approved Public Offering Percentage” has the meaning set forth in Section 3.2(a).

“Approved Public Offering Sale Amount” means an amount equal to the Approved Public Offering Percentage multiplied by the aggregate number of Registrable Securities held at such time by all Stockholders.

“Audit Committee” has the meaning set forth in Section 2.3(e).

“Board” means the Board of Directors of the Company.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Bylaws” means the bylaws of the Company, as may be amended, modified or amended and restated and in effect from time to time.

“Cause” with respect to any Director means (a) the conviction of such Director of a crime constituting a felony under the laws of any state, the District of Columbia or the United States, or (b) a “bad actor” disqualifying event applicable to such Director described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be amended, modified, supplemented or amended and restated and in effect from time to time, including any certificates of correction or amendment thereto that are filed with the Secretary of State of the State of Delaware.

2

“Common Stock” means common stock of the Company, par value $ 0.01 per share.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Sale Notice” has the meaning set forth in Section 6.5(b).

“Company Securities” has the meaning set forth in Section 3.1(a).

“Compensation Committee” has the meaning set forth in Section 2.3(e).

“Competitor” means any Person engaged (whether directly or indirectly through the control of any other person) other than through the Company and its Subsidiaries in the business of providing yellow page services or other similar targeted advertising in North America; provided, that no potential Transferee shall be deemed to be a Competitor on account of owning less than 10% (or, in the case of any Person that was a Term Loan Lender (as defined in the Plan) as of the Petition Date, 20%) of the outstanding shares of equity securities of a Competitor so long as such potential Transferee does not have the right to appoint, and no director, officer or employee of such potential Transferee is, a director of such Competitor or any of its Subsidiaries.

“Control Transfer” means a Transfer of Shares in an aggregate amount equal to 35% or more of the outstanding shares of Common Stock, but specifically excluding any Transfer by a Stockholder pursuant to Section 4.1(b).

“Credit Agreement” means (i) the Takeback First Lien Term Loan (as defined in the Plan) or (ii) any other credit facility to which the Company or any of its subsidiaries is bound.

“Debt Exercise Notice” has the meaning set forth in Section 6.6(b).

“Debt Preemptive Rights Notice” has the meaning set forth in Section 6.6(a).

“Demand Registration Notice” has the meaning set forth in Section 3.1(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Diluted Approved Public Offering Percentage” has the meaning set forth in Section 3.2(c).

“Dilutive Securities” has the meaning set forth in Section 6.5(a).

“Director” means a member of the Board.

“Drag-Along Notice” has the meaning set forth in Section 5.1(a).

“Drag-Along Rights” has the meaning set forth in Section 5.1(a).

3

“Drag-Along Sale” shall mean (i) a sale transaction pursuant to which a buyer has agreed to purchase all or substantially all of the outstanding shares of Common Stock, (ii) any merger or consolidation of the Company with or into any other corporation or entity (other than transactions solely involving the merger or consolidation of a wholly owned Subsidiary with or into the Company or another wholly owned Subsidiary of the Company) or (iii) the sale, transfer or other disposition of all or substantially all of the assets or business of the Company and its Subsidiaries, taken as a whole, which is followed by a distribution to the Stockholders of the net proceeds of such sale; provided, that in no event shall any of the transactions described in clauses (i), (ii) and (iii) of this definition be deemed a Drag-Along Sale unless such transaction has been approved by the Board, which approval must include at least one Non-Appointed Outside Director.

“Drag-Along Sellers” has the meaning set forth in Section 5.1(a).

“Dragged Stockholders” means, collectively, with respect to any Drag-Along Sale, all of the Stockholders to whom a Drag-Along Notice with respect to such Drag-Along Sale is given pursuant to Section 5.1(a).

“Eligible Participating Stockholder” has the meaning set forth in Section 5.2(a).

“Employee Shares” means any shares of Common Stock received by a Stockholder under or pursuant to the terms of the Management Incentive Plan or any other employee stock option plan, stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement covering directors, employees or consultants of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Act Reporting Date” means the first date after the Plan Effective Date on which the Company becomes required under the Exchange Act to file reports pursuant thereto.

“Family Members” means, with respect to any natural person, such person’s spouse, children, parents and lineal descendants of such person’s parents (in each case, natural or adopted).

“Family Trust” of any natural person means a trust benefiting solely such person or the Family Members of such individual.

“FINRA” means the Financial Industry Regulatory Authority.

“Forfeited Seats” has the meaning set forth in clause (1) of the proviso to Section 2.3(c)(ii).

“Increased Board Election” has the meaning set forth in Section 2.3(c)(ii)(D).

“Incremental Shares” has meaning set forth in Section 3.2(b).

4

“Initial Directors” has the meaning set forth in Section 2.3(b).

“Initial Requesting Holder” means, with respect to any registration of Registrable Securities that is requested pursuant to Section 3.1(a), the Stockholder or Stockholders (as the case may be) who made the underlying Registration Demand.

“Initial Stockholders” means (a) each Person (other than the Company) named on the signature pages to this Agreement and (b) each Person deemed to be a party to this Agreement pursuant to Article IV.B.2 of the Plan.

“Losses” has the meaning set forth in Section 3.8(a).

“Management Incentive Plan” means the Company’s Management Equity Incentive Plan adopted by the Company pursuant to the Plan.

“Minority Director” means the director elected pursuant to Section 2.3(c)(iii).

“Minority Director Nominating Stockholder Group” means each Stockholder Group that beneficially owns 5% or more, but less than 10%, of the outstanding shares of Common Stock.

“Minority Director Nominees” means one or more persons nominated by the Minority Director Nominating Stockholder Groups holding a majority of the shares of Common Stock held by all Minority Director Nominating Stockholder Groups.

“Necessary Action” means, with respect to a specified result, all actions that are permitted by law and necessary or desirable to cause such result, including (i) including each Director to be nominated pursuant to Section 2.3 in the Company’s slate of nominees to the Stockholders for each election of Directors, (ii) attending meetings in person or by proxy for purposes of obtaining a quorum, (iii) voting or providing a written consent or proxy with respect to shares of Common Stock, (iv) causing the adoption of Stockholders’ resolutions and amendments to the Organizational Documents, (v) executing agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, and (vii) causing the election or removal of Directors.

“Non-Appointed Outside Directors” means the Remaining Director(s) and the Minority Director.

“Non-Appointing Stockholders” means all Stockholders that are not members of an Appointing Stockholder Group.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Permitted Offering” has the meaning set forth in Section 6.5(c).

5

“Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.

“Personal Representative” means, with respect to any natural person, the estate, executor, executrix or other personal representative, custodian, administrator or guardian of such natural person.

“Petition Date” has the meaning set forth in the Plan.

“Piggyback Registration” means any proposed filing of a Registration Statement with respect to Company Securities that requires the Company to provide the Stockholders with a Piggyback Registration Notice.

“Piggyback Registration Notice” has the meaning set forth in Section 3.3(a).

“Piggyback Registration Request” has the meaning set forth in Section 3.3(a).

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” has the meaning set forth in the Plan with respect to the term “Effective Date.”

“Pledgee” has the meaning set forth in the definition of “Transfer” herein.

“Preemptive Rights Offer” has the meaning set forth in Section 6.5(b).

“Preemptive Rights Period” has the meaning set forth in Section 6.5(b).

“Preemptive Rights Stockholder” has the meaning set forth in Section 6.5(a).

“Proposed Buyer” has the meaning set forth in Section 5.2(a).

“Proposed Offering” has the meaning set forth in Section 6.5(a).

“Proposed Sale” has the meaning set forth in Section 5.2(a).

“Proposed Seller” has the meaning set forth in Section 5.2(a).

“Public Offering” means any bona fide firm commitment underwritten sale of Common Stock to the public pursuant to an effective Registration Statement.

“Registrable Securities” means all shares of Common Stock issued by the Company to a Stockholder pursuant to the Plan, any additional shares of Common Stock held by a Stockholder (including Shares acquired upon the exercise of any preemptive rights and upon exercise of options or settlement of other awards issued pursuant to the Management Incentive Plan or any similar plan), and any additional Shares issued or distributed by way of a dividend or other distribution in respect of any such Shares; provided, that such Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 and (ii) upon repurchase by the Company.

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“Registration Demand” has the meaning set forth in Section 3.1(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with Article 3, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants (including the expenses of any annual audit letters and “cold comfort” letters required or incidental to the performance of such obligations), (ii) the reasonable fees and disbursements of one counsel for all of the Selling Holders, which counsel shall be selected by the Company and be reasonably acceptable to holders of a majority of the Registrable Securities to be registered on the Registration Statement, (iii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement, any free writing, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers, (iv) the cost of printing or producing any agreements among underwriters, underwriting agreements, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (v) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, (vi) the filing fees incidental to securing any required review by FINRA of the terms of the sale of the securities to be disposed of, (vii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (viii) all security engraving and security printing expenses, (ix) all fees and expenses payable in connection with the listing of the securities on any national securities exchange and (x) all rating agency fees.

“Registration Request” has the meaning set forth in Section 3.1(a).

“Registration Statement” means a registration statement under the Securities Act that is filed by the Company with the SEC for a public offering and sale of securities of the Company, other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto.

“Related Fund” means, with respect to any Person, a fund, pooled investment vehicle or managed account now or hereafter existing that is (i) controlled by one or more general partners or managing members, or any Affiliates of such general partners or managing members, of such Person, or (ii) managed or advised by the same manager or advisor, or any Affiliates of such manager or advisor, as such Person.

“Remaining Director” has the meaning set forth in Section 2.3(c)(iv).

“Requested Approved Public Offering Notice” has the meaning set forth in Section 3.2(a).

“Requesting Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article 3, any Stockholder who is an Initial Requesting Holder or timely submits a Registration Request pursuant to Section 3.1, any Approved Public Offering Holder who timely submits a Requested Approved Public Offering Notice pursuant to Section 3.2, or any Stockholder who timely submits a Piggyback Registration Request pursuant to Section 3.3.

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“Required Board Size” has the meaning set forth in Section 2.3(h)(i).

“Required Information” means (i) information (A) reasonably requested by the Company, the lead underwriters or their counsel or counsel for the Requesting Holders that is necessary in connection with the Public Offering, including any information required by any law or governmental entity in connection with a Public Offering, including information necessary to comply with SEC disclosure requirements, FINRA review of the offering and any required tax forms or certificates or (B) reasonably requested by counsel to the Company or counsel for the Requesting Holders to provide an opinion to the underwriters as to due authorization, execution and delivery of documents and valid transfer of title to the Registrable Securities, (ii) any certificates or other applicable instruments representing the Registrable Securities of any Approved Public Offering Holder to be included in the Approved Public Offering, together with a notarized, limited power-of-attorney authorizing the Company or its representative to Transfer such Registrable Securities on the terms contemplated in the Approved Public Offering Notice and receive payment therefor and to execute a lockup letter as set forth in Section 3.2 and wire transfer or other instructions for payment of the consideration for the Registrable Securities being Transferred in such Approved Public Offering and (iii) all other documents reasonably required to be executed in connection with a Approved Public Offering or sale of Registrable Securities pursuant to Section 3.1 or Section 3.3.

“Responsible Requesting Holder” has the meaning set forth in Section 3.5.

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Secondary Offering Shares” has the meaning set forth in Section 3.2(a).

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article 3, any Stockholder who beneficially owns Registrable Securities or other shares of Common Stock included in such Registration Statement.

“Shares” means, collectively, all shares of Common Stock held by the Stockholders and shall include all securities issued or issuable with respect thereto by way of a split, dividend, or other division of securities, or in connection with a combination of securities, conversion, exchange, replacement, recapitalization, merger, consolidation, or other reorganization or otherwise.

“Stockholder Group” means one or more Stockholders that are Affiliates of each other; provided, however, that any action or election permitted to be taken by any Stockholder Group shall be deemed taken if approved by members of such Stockholder Group holding a majority of the shares of Common Stock held by all members of such Stockholder Group.

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“Stockholders” means, collectively, (i) all Initial Stockholders, (ii) any other Person who is a Transferee of Shares beneficially owned by another Stockholder in a Transfer that complies with the terms and conditions of this Agreement and who is required by this Agreement to agree to be bound by the terms and conditions of this Agreement and (iii) any other person who otherwise becomes a party to this Agreement pursuant to the terms and conditions of this Agreement.

“Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

“Tag-Along Notice” has the meaning set forth in Section 5.2(a).

“Tag-Along Portion” means, with respect to any Tagging Stockholder in any Proposed Sale that is subject to Section 5.2, a number of Shares, rounded down to the nearest whole Share, equal to (i) the total number of Shares proposed to be Transferred by the Proposed Seller in such Proposed Sale multiplied by (ii) a fraction the numerator of which is the total number of Shares held by such Tagging Stockholder immediately prior to such Transfer and the denominator of which is the total number of Shares outstanding immediately prior to such Transfer.

“Tagging Stockholder” has the meaning set forth in Section 5.2(b).

“Transfer” means, with respect to any security of the Company, to directly or indirectly sell, exchange, transfer, hypothecate, negotiate, gift, bequeath, convey in trust, pledge, mortgage, grant a security interest in, assign, encumber, or otherwise dispose of all or any portion of such security, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise; provided, however, that a pledge or grant of a security interest in Shares to secure a “bona fide” loan shall in no event be deemed a Transfer for any purpose of this Agreement so long as the Pledgee’s interest in the Shares is limited to an actual or contingent economic interest, it being understood and agreed that the pledge or grant of a security interest in Shares does not grant such Pledgee the rights of a Stockholder under this Agreement, including any right to vote, or the right to direct the vote of, the pledged Shares; provided, further, that any foreclosure, transfer in lieu of foreclosure or other enforcement of such pledge or security interest shall be deemed to constitute a Transfer hereunder and shall be subject to the rights of the Company and the Stockholders set forth in this Agreement (including but not limited to Article 4 and Article 5). “Transferred,” “Transferor” and “Transferee” shall have the correlative meanings.

“Transfer Request” has the meaning set forth in Section 4.1(d).

“Triggering Group” means (a) prior to the second anniversary of the Plan Effective Date, Stockholders beneficially owning a majority of the outstanding shares of Common Stock, and (b) thereafter, Stockholders beneficially owning not less than 35% of the outstanding shares of Common Stock.

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“Underwriter’s Maximum Number” has the meaning set forth in Section 3.1(j).

“Underwriting Agreement” has the meaning set forth in Section 3.7(a).

“Voting Shares” means (i) all shares of Common Stock beneficially owned by Non-Appointing Stockholders and (ii) all shares of Common Stock held by each Appointing Stockholder Group in excess of the minimum shares of Common Stock necessary for the Director appointment rights exercised by such Appointing Stockholder Group pursuant to Section 2.3(c)(ii).

Section 1.2     Rules of Interpretation. Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “including” shall be deemed to be followed by the phrase “without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; (g) any definition of or reference to any agreement, instrument, document, statute, rule or regulation herein shall be construed as referring to such agreement, instrument, document, statute, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (h) the word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.” This Agreement is among financially sophisticated and knowledgeable Persons and is entered into by such Persons in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Person who prepared, or cause the preparation of, this Agreement or the relative bargaining power of such Persons. Subject to applicable law, wherever in this Agreement a Stockholder is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval, such Stockholder is entitled to consider, favor and further such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any other interest of the Company, any Subsidiary or any other Stockholder.

ARTICLE 2. CORPORATE GOVERNANCE

Section 2.1     Authority. Subject to the limitations provided in this Agreement and except as specifically contemplated by this Agreement, the Board shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action authorized by the Board shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board as set forth in this Agreement.

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Section 2.2     Powers and Duties of the Board. Except as otherwise specifically provided herein, the Board shall have such authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

Section 2.3     Election of Directors; Number and Composition of the Board.

(a)       Generally. Each Stockholder and the Company hereby agrees to take all Necessary Action so as to (i) cause the Board to be initially constituted with seven persons, which number may be increased or reduced as provided in Section 2.3(h) and in accordance with the Bylaws, and (ii) take or cause to be taken such action as may be necessary to effectuate the provisions of this Section 2.3.

(b)       Initial Board. The initial Board as of the Plan Effective Date shall consist of the Directors identified below in accordance with the terms and conditions of the Plan (collectively, the “Initial Directors”), and each Stockholder hereby consents to the election of each such Initial Director, effective as of the Plan Effective Date:

Name of Director

Scott Galloway

Scott Kasen

Jason Mudrick

John Slater

Peter Glusker

Joe Walsh

(c)       Subsequent Board Composition. Beginning with the first election of directors following the Plan Effective Date, each of the Stockholders shall take all Necessary Action to cause the Board to be constituted as follows:

(i)       Chief Executive Officer Director. The Chief Executive Officer of the Company shall be elected as a Director.

(ii)       Appointing Stockholder Group Directors. The following persons shall be elected as a Director:

(A)       so long as any Appointing Stockholder Group beneficially owns Common Stock constituting at least 10%, but less than 20%, of the outstanding shares of Common Stock, one person designated by such Appointing Stockholder Group;

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(B)       so long as any Appointing Stockholder Group beneficially owns Common Stock constituting at least 20%, but less than 30%, of the outstanding shares of Common Stock, two persons designated by such Appointing Stockholder Group;

(C)       so long as any Appointing Stockholder Group beneficially owns Common Stock constituting at least 30%, but less than 40%, of the outstanding shares of Common Stock, three persons designated by such Appointing Stockholder Group;

(D)       so long as any Appointing Stockholder Group beneficially owns Common Stock constituting at least 40%, but less than 50%, of the outstanding shares of Common Stock, three persons designated by such Appointing Stockholder Group; provided, however, that if such Appointing Stockholder Group provides written notice to the Company that such Appointing Stockholder Group elects to increase the Board to nine Directors (with additional Directors appointed pursuant to Section 2.3(c)(iv)) (the “Increased Board Election”), then (I) the Company shall provide written notice to the Stockholders of such election, (II) promptly following such election, the Company, by action of the Board, shall increase the size of the Board to nine Directors, (III) the Company shall request from the Stockholders nominations for the new vacancies so created, and (IV) effective as of the date of the increase of the size of the Board to nine Directors, four persons designated by such Appointing Stockholder Group shall be elected to the Board;

(E)       so long as any Appointing Stockholder Group beneficially owns Common Stock constituting at least 50% of the outstanding shares of Common Stock, (I) five persons designated by such Appointing Stockholder Group and (II) for each additional 10% of the outstanding shares of Common Stock beneficially owned by such Appointing Stockholder Group in excess of 50%, an additional person designated by such Appointing Stockholder Group if so requested by such Appointing Stockholder Group by written notice to the Company;

provided, however, that:

(1)       if the percentage ownership of Common Stock of any Stockholder Group decreases such that the number of Directors that may be designated by such Stockholder Group pursuant to this Section 2.3(c)(ii) is reduced (the amount so reduced, the “Forfeited Seats”), then such Stockholder Group shall, and, at the request of the Company, the other Stockholders shall, take all Necessary Action to cause a number of Directors appointed by such Appointing Stockholder Group equal to the Forfeited Seats to resign or be removed from the Board promptly following the Company becoming aware of such reduction, and

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(2)       if the percentage ownership of Common Stock of any Stockholder Group increases such that the number of Directors that may be designated by such Stockholder Group pursuant to this Section 2.3(c)(ii) is increased (the amount so increased, the “Added Seats”), then (A) the Company shall, and, at the request of the Company, the other Stockholders shall, take all Necessary Action to elect to the Board an additional number of persons designated by such Stockholder Group equal to the Added Seats and (B) if, as a result of the election of such Directors, the number of Directors that would be elected pursuant to Section 2.3(c)(iv) would be reduced, then the Company shall, and, at the request of the Company, the other Stockholders shall, take all Necessary Action to cause such Directors no longer permitted to be designated pursuant to Section 2.3(c)(iv) to resign or be removed from the Board concurrently with the election of Directors pursuant to the foregoing clause (A).

(iii)       Minority Director. Non-Appointing Stockholders holding a majority of the then outstanding Common Stock held by all Non-Appointing Stockholders shall have the right to elect one Minority Director Nominee to serve as a director of the Board.

(iv)       Remaining Directors. The remaining Directors not subject to rights of designation set forth above (after taking proper account of the provisions of Section 2.3(h)), if any, shall be elected by the holders of a majority of the outstanding Voting Shares (each, a “Remaining Director”).

(d)       Removal; Vacancies.

(i)       Each Director shall hold office from the time of his or her appointment until his or her resignation or removal. Upon written notice to the Company, a Director may be removed (A) by a majority of the Board, at any time, with Cause and (B) with respect to a Director designated and elected pursuant to Section 2.3(c), by the Stockholders entitled to designate or elect, as applicable, such Director. Any Director may resign at any time upon written notice to the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

(ii)       Vacancies on the Board shall be filled in accordance with the designation, nomination and election rights set forth in Section 2.3(c).

(e)       Committees. The Company shall at all times maintain an audit committee of the Board (the “Audit Committee”) and a compensation committee of the Board (the “Compensation Committee”) unless otherwise agreed in writing by Stockholders owning a majority of the then outstanding shares of Common Stock. Each of the Company and each Stockholder shall take all Necessary Action to cause to be appointed to each of the Audit Committee and the Compensation Committee (i) the Minority Director and (ii) with respect to each Appointing Stockholder Group that designated a Director pursuant to Section 2.3(c)(ii), one Director designated by such Appointing Stockholder Group to be appointed to such committee or committees, if any.

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(f)       Chairperson; Vice Chairman. The initial chairperson of the Board, chairperson of the Audit Committee of the Board, and chairperson of the Compensation Committee of the Board shall be determined by the Board promptly following the date of this Agreement. Beginning with the first election of directors following the Plan Effective Date, the chairperson of the Board, vice chairperson of the Board, chairperson of the Audit Committee of the Board and chairperson of the Compensation Committee of the Board shall be selected by the Board.

(g)       Compensation. The members of the Board may receive compensation for services to the Company in their capacities as Directors in such manner and in such amounts as may be fixed from time to time by the Board; provided, that each of the following Directors shall only be entitled to compensation equal to one-half of the compensation of other similarly situated directors: (i) any Director that is an officer or employee of a member of an Appointing Stockholder Group or an Affiliate thereof, or (ii) any Director that is a consultant of a member of an Appointing Stockholder Group or an Affiliate thereof and is determined by majority vote of the Directors other than the Directors appointed by such Appointing Stockholder Group to be the equivalent of a substantially full-time employee of such member or Affiliate of such Appointing Stockholder Group notwithstanding being classified as a consultant.

(h)       Board Size. The Company and, at the written request of the Company, each Stockholder, shall take all Necessary Action to cause the size of the Board to be constituted as follows:

(i)       If at any time the number of persons that constitute the Board is less than the greater of (I) seven Directors, and (II) (i) two Directors (or, following an Increased Board Election, three Directors) plus (ii) the number of Directors that the Appointing Stockholder Groups have the right to appoint pursuant to Section 2.3(c)(ii) (the “Required Board Size”), then the Company, by action of the Board of Directors, shall increase the size of the Board of Directors to such number of Directors.

(ii)       If at any time the number of persons that constitute the Board is both (A) greater than seven and (B) greater than the Required Board Size, then the Company, by action of the Board, shall decrease the number of persons that constitute the Board to the greater of (x) seven and (y) the Required Board Size.

(iii)       If at any time Stockholders holding a majority of the outstanding shares of Common Stock provide written notice to the Company electing to increase the Board to 11 Directors, then the Company, by action of the Board, shall increase the number of persons that constitute the Board to the greater of (x) 11 and (y) the Required Board Size.

Section 2.4     Exculpation. The Company and the Stockholders agree that no Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating any individual as a Director or proposing to nominate any individual for election as a Director, solely for any act or omission by such individual in his or her capacity as a Director, nor shall any Stockholder or any Affiliate of any Stockholder have any liability as a result of voting for any such individual in accordance with the provisions of this Agreement; provided, however, that this Section 2.4 shall not exculpate any Stockholder for any action taken or omitted to be taken by such Stockholder that is a breach or violation of this Agreement.

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Section 2.5    Further Assurances. Each Stockholder hereby agrees to be present and to vote, in person or by proxy, all of its shares of Common Stock, at any annual or special meeting of Stockholders or by the written consent of Stockholders in lieu of a meeting, and take all other Necessary Action (a) to effect the provisions of Section 2.3, including causing the election of Directors designated in accordance therewith and, as applicable, the removal of Directors, the filling of Board vacancies and changes in the size of the Board, in each case in accordance with Section 2.3, (b) against any matter that is presented to Stockholders for a vote or consent that is inconsistent with the express terms of this Agreement, and (c) to ensure that the Organizational Documents do not at any time conflict with the provisions of this Agreement. Notwithstanding the fact that the DGCL, the Certificate of Incorporation or Bylaws may provide for the right of a stockholder of the Company to take such action, no Stockholder shall take any action with respect to the nomination or election of Directors (including the calling of a special meeting of Stockholders or executing any written consent in lieu of a special meeting of Stockholders) if such action is in violation of or inconsistent with any of the terms of this Article 2.

Section 2.6    Management Incentive Plan. The initial grants to the senior executive officers of the Company pursuant to the Management Incentive Plan shall be subject to the approval of the Board, which approval must include the approval of the Minority Director, and the Company shall not make such initial grants prior to obtaining such requisite approval.

Section 2.7    Stockholder Consent. Notwithstanding anything herein to the contrary and without limiting the DGCL, the Company shall not, without first obtaining the affirmative vote or written consent of Stockholders holding not less than 66⅔% of the then outstanding Common Stock, declare or pay any dividend or make any other distribution.

Section 2.8   Transactions with Affiliates. Other than transactions expressly contemplated by this Agreement, the Company shall not enter into any agreement or transaction between the Company or any Subsidiary, on the one hand, and any member of an Appointing Stockholder Group or any Affiliate thereof, on the other, without the prior approval of a majority of the disinterested members of the Board.

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ARTICLE 3. REGISTRATION RIGHTS

Section 3.1    Demand Registration.

(a)       Requests for Registration. Subject to Section 3.1(b) and the other terms of this Article 3, any 5% Stockholder shall have the right to, in each case, pursuant to Section 3.1(c) or Section 3.1(d), request the Company to effect the registration under and in accordance with the provisions of the Securities Act of the offering of all or any portion of the Registrable Securities beneficially owned by such 5% Stockholder by submitting a written request of such registration and specifying the amount of Registrable Securities proposed to be registered and the intended method (or methods) and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering (a “Registration Demand”). The Company shall give prompt written notice thereof (a “Demand Registration Notice”) (and in any event within ten Business Days from the date of receipt of such Registration Demand) to each of the other 5% Stockholders, each of whom shall be entitled to elect to include, subject to the terms and conditions set forth in this Article 3, Registrable Securities beneficially owned by it in the Registration Statement to which a Demand Registration Notice relates, by submitting a written request to the Company (a “Registration Request”) within 15 days after the date of such Demand Registration Notice, specifying the number of Registrable Securities that such Stockholder intends to dispose of pursuant to such Registration Statement. Except as otherwise provided in this Agreement, the Company shall prepare and use its reasonable best efforts to file with the SEC, within 90 days after the date of the applicable Registration Demand, a Registration Statement with respect to the following (in either case subject to Section 3.1(j) if the Registrable Securities will be sold in an underwritten offering): (i) all Registrable Securities of the Initial Requesting Holder included in such Registration Demand and (ii) all Registrable Securities that other Stockholders elect to include in such Registration Statement, pursuant to one or more timely submitted Registration Requests. Thereafter, the Company shall use its reasonable best efforts, in accordance with Section 3.6, to effect the registration of the offering of such Registrable Securities under the Securities Act and applicable state securities laws, for disposition in accordance with the intended method or methods of disposition stated in the underlying Registration Demand. Subject to Section 3.1(j), the Company may include in such Registration Statement such number of shares of Common Stock or other securities of the Company (collectively, “Company Securities”) as the Company proposes to offer and sell for its own account or the account of any other Person.

(b)       Limitation on Demand Registration. Notwithstanding anything to the contrary in this Section 3.1, no 5% Stockholder may make a Registration Demand until the earliest to occur of (i) the Exchange Act Reporting Date (other than the occurrence of the Exchange Act Reporting Date due to the Company’s initial Public Offering of shares of Common Stock), (ii) the six-month anniversary of the Company’s initial Public Offering of shares of Common Stock and (iii) the date on which the Board approves the making of a Registration Demand pursuant to this Section 3.1.

(c)       Form S-1 Registration. Subject to the terms and conditions of this Article 3, any 5% Stockholder, shall have the right to submit a Registration Demand to effect the registration on Form S-1 (or any successor form) of all or any portion of the Registrable Securities held by such Stockholders; provided, that the Stockholders, shall, collectively, be limited to three such Registration Demands. Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC).

(d)       Registration; Shelf Registration. Subject to the terms and conditions of this Article 3, at any time that the Company is eligible to use Form S-3 (or any successor form) for the registration of Registrable Securities for resale, each 5% Stockholder shall have the right, subject to the terms and conditions of this Article 3, to submit a Registration Demand to effect the registration on Form S-3 (or any successor form) of the Registrable Securities held by such Stockholder. Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC). Subject to paragraph (f), the number of Registration Demands that may be made pursuant to this paragraph is unlimited.

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(e)       Delay for Disadvantageous Condition. If, in connection with any registration requested or ongoing pursuant to a Registration Demand, the Company provides a certificate to the Requesting Holders, signed by the President or Chief Executive Officer of the Company and stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its Stockholders for such Registration Statement either to become effective or to remain effective for as long as such Registration Statement otherwise would be required to remain effective, or if the Company is prohibited by the terms of any applicable underwriting or securities purchase agreement, then the Company shall have the right to defer taking action with respect to such Registration Statement and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that (i) the aggregate number of days in all such delay periods in any period of 12 consecutive months shall not exceed 135 days and (ii) at least 30 days shall elapse between the termination of any delay period and the commencement of the immediately succeeding delay period.

(f)       Limitation on Successive Registrations and Underwritten Offerings. The Company shall not be required to effect a registration of Registrable Securities pursuant to Section 3.1(c) or Section 3.1(d) for a period of 90 days immediately following the effective date of any Registration Statement filed pursuant to this Section 3.1 and in no event shall the Company be required to file more than three Registration Statements pursuant to Section 3.1(d) during any 12 month period. Without limiting the foregoing, in addition, in no event shall the Company have the obligation to effect more than three underwritten offerings pursuant to this Section 3.1.

(g)       Demand Withdrawal. With respect to any registration requested pursuant to this Section 3.1, (i) the Initial Requesting Holder who submitted the underlying Registration Demand may withdraw such Registration Demand and (ii) any Requesting Holder may withdraw its Registrable Securities from such registration, in either case by providing written notice to the Company at any time (x) in the case of an underwritten offering, prior to the filing of the preliminary prospectus pursuant to such registration, and (y) in the case of non-underwritten offering, prior to the effective date of the Registration Statement relating to such Registration Demand. If all of the Registrable Securities to be included in the registration pursuant to any Registration Demand are so withdrawn, then such Registration Demand shall be deemed withdrawn. In the event of any such actual or deemed withdrawal of a Registration Demand, the Company shall cease all efforts to effect the registration of the Registrable Securities requested to be included in such registration, without liability to any Requesting Holder. Such registration will be deemed to have been effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless (A) each Requesting Holder who has withdrawn its Registration Demand or has withdrawn all of its Registrable Securities from such registration has paid (or reimbursed the Company for), pursuant to Section 3.5, its pro rata share (based on a fraction, the numerator of which is the number of Registrable Securities that such Requesting Holder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities that all Requesting Holders, collectively, requested to be included in such withdrawn registration) of the Registration Expenses incurred by the Company in connection with such withdrawn registration; provided, that if any revocation was based on the Company’s failure to comply in any material respect with its obligations hereunder, such reimbursement of Registration Expenses shall not be required or (B) the withdrawal is made following the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Initial Requesting Holder after the date of the applicable Registration Demand, or (C) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Holder; provided, that if any such stop order, injunction, order or requirement is issued or imposed as a result of any misrepresentation or omission by any Requesting Holder(s), the Responsible Requesting Holder(s) shall be solely responsible for paying (or reimbursing the Company for) all of the Registration Expenses to be paid or reimbursed to the Company pursuant to Section 3.5.

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(h)       Effective Registration. Notwithstanding anything to the contrary in this Agreement, except to the extent expressly set forth in Section 3.1(g), a Registration Statement filed pursuant to this Section 3.1 shall not be deemed to have been requested or effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless it has been declared effective by the SEC and shall have remained effective for 180 days (excluding any periods of time during which such Registration Statement is tolled or suspended pursuant to Section 3.1(e) or Section 3.6(c)) or such shorter period as may be required to sell all Registrable Securities included in such Registration Statement; provided, that in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold. In no event shall a registration be deemed to have been effected if (i) after the Registration Statement has been declared effective by the SEC, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, for any reason other than a misrepresentation or an omission by any Requesting Holder and, as a result thereof, the Registrable Securities requested to be registered therein cannot be completely distributed in accordance with the plan of distribution set forth in such Registration Statement or (ii) the conditions to closing the sale of Registrable Securities specified in any purchase agreement or Underwriting Agreement, which agreement was entered into in connection with such registration for the purpose of distributing Registrable Securities in accordance with the plan of distribution set forth in the applicable Registration Statement, are not satisfied or waived other than solely by reason of some act or omission by any Requesting Holder.

(i)       Selection of Underwriters. Subject to Section 3.1(f), any registration of Registrable Securities pursuant to this Section 3.1 may, if so requested in the underlying Registration Demand, be effected as an underwritten offering, and in such event the Company shall have the right to select the managing underwriter or underwriters for the offering; provided, that such underwriter or underwriters shall be reasonably acceptable to the Requesting Holder(s).

(j)       Priority. If a registration under this Section 3.1 involves an underwritten offering and the managing underwriter(s) in its good faith judgment advises the Company that the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the number of securities that can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering (the “Underwriter’s Maximum Number”), the Company shall be required to include in such Registration Statement only such number of securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

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(i)       First, the Company shall be obligated and required to include in the Registration Statement the number of Registrable Securities that the Requesting Holder(s) have requested to be included in the Registration Statement and that does not exceed the Underwriter’s Maximum Number; provided, that if there are multiple Requesting Holders, the Registrable Securities to be included in the Registration Statement shall be allocated among all such Requesting Holders in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Registration Demand. If any Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in the manner described in the preceding sentence.

(ii)       Second, the Company shall be entitled to include in such Registration Statement such number of Company Securities as the Company proposes to offer and sell for its own account or the account of any other Person to the full extent of the remaining portion of the Underwriter’s Maximum Number.

Section 3.2    Approved Public Offering.

(a)       At any time with respect to which the Board shall have approved the pursuit of such an offering pursuant to this Section 3.2, the Triggering Group may deliver a notice to the Company (the “Requested Approved Public Offering Notice”) of the Triggering Group’s intention to sell shares of Common Stock in a Public Offering and require, pursuant to this Section 3.2, that each Stockholder be required to sell Shares in such Public Offering (an “Approved Public Offering”). The Requested Approved Public Offering Notice shall identify the maximum number of shares of Common Stock required to be sold in such Approved Public Offering by each Stockholder (the “Secondary Offering Shares”), which maximum amount shall not exceed 15% of the shares of Common Stock held by each Stockholder and required to be sold (inclusive of shares subject to a customary overallotment option granted to the underwriters), subject to Section 3.2(c) and subject to any adjustment to be implemented pursuant to Section 3.2(h), which adjustment of such Secondary Offering Shares shall not increase such percentage above 15% (in each case, inclusive of shares subject to a customary over-allotment option granted to the underwriters) (the percentage represented by such the maximum number of shares, the “Approved Public Offering Percentage”).

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(b)       If the Triggering Group delivers the Requested Approved Public Offering Notice, each Stockholder, including, the members of the Triggering Group, but expressly excluding any employee of the Company who is employed by the Company on the date of the Requested Approved Public Offering Notice (each such Stockholder, an “Approved Public Offering Holder”) shall (A) sell in the Approved Public Offering shares of Common Stock equal to (subject to increase or reduction as provided in Section 3.2(c) and subject to exercise of the over-allotment option) (i) the Approved Public Offering Percentage multiplied by (ii) the number of shares of Common Stock held by such Approved Public Offering Holder, in each case at the price determined pursuant to Section 3.2(i) and in accordance with other provisions of this Section 3.2; and (B) otherwise take all other actions reasonably necessary or desirable to consummate the Approved Public Offering; provided, that this clause (B) shall not obligate any Approved Public Offering Holder to enter into any lockup or restriction on Transfers other than as specifically provided in this Agreement or incur costs or liabilities other than as specifically provided in this Agreement. The Company shall provide notice of an Approved Public Offering to each Approved Public Offering Holder (an “Approved Public Offering Notice”) not later than ten Business Days prior to the scheduled launch of marketing of the proposed Approved Public Offering. The Approved Public Offering Notice shall (i) identify the Approved Public Offering Percentage, (ii) notify the Approved Public Offering Holders (x) of any Required Information that such Approved Public Offering Holder is required to provide in connection with the Approved Public Offering and (y) that, subject to Section 3.2(c), each Approved Public Offering Holder shall participate in the Approved Public Offering by selling a percentage of the shares of Common Stock held by such Approved Public Offering Holder that is (i) equal to the Approved Public Offering Percentage plus an additional number that is greater than the Approved Public Offering Percentage as may be designated by such Approved Public Offering Holder in its sole discretion (any such shares of Common Stock designated pursuant to this clause (i) as being in addition to the Approved Public Offering Percentage, “Incremental Shares”), (ii) equal to the Approved Public Offering Percentage without any reduction to such sales resulting from sales by other Approved Public Offering Holders or (iii) equal to the Diluted Approved Public Offering Percentage, in each case at the same price as the price in the Approved Public Offering. Each Approved Public Offering Holder shall be required to participate in the Approved Public Offering on the terms and conditions set forth in the Approved Public Offering Notice.

(c)       Each Approved Public Offering Holder shall provide notice to the Company (a “Approved Public Offering Holder Notice”) not later than seven Business Days after receipt of the Approved Public Offering Notice, which notice shall specify one (but only one) of the following three options with respect to the Approved Public Offering: (x) such Approved Public Offering Holder desires to sell the Approved Public Offering Percentage and a greater fixed percentage of its shares of Common Stock above the Approved Public Offering Percentage (i.e., Incremental Shares) (and specify the percentage desired to be sold), (y) such Approved Public Offering Holder desires to sell the Approved Public Offering Percentage of its shares of Common Stock without any reduction to such sales resulting from sales by other Approved Public Offering Holders or (z) such Approved Public Offering Holder is willing to have the shares of Common Stock sold by it reduced (down to zero, if applicable) by the sales of Incremental Shares being sold in the Public Offering (such Registrable Securities, the “APO Shares”). The shares of Common Stock to be sold in the Approved Public Offering shall be sold as follows: (i) first, all of the shares of Common Stock requested to be sold pursuant to clause (y) of the preceding sentence and the Approved Public Offering Percentage of the shares of Common Stock held by Stockholders that elected to sell Incremental Shares pursuant to clause (x) of the preceding sentence; (ii) second, all of the Incremental Shares requested to be sold pursuant to the Approved Public Offering Holder Notices in excess of those to be sold pursuant to clause (i); and (iii) third, the percentage of shares of Common Stock to be sold by the remaining Approved Public Offering Holders (such percentage, the “Diluted Approved Public Offering Percentage”), which shall be determined by deducting the number of the shares of Common Stock to be sold pursuant to clauses (i) and (ii) above from the Approved Public Offering Sale Amount, applying such reduction pro rata to the Approved Public Offering Percentage for the shares of Common Stock of the remaining Approved Public Offering Holders subject to the Approved Public Offering Notice and then selling the shares of Common Stock (if any) subject to such Diluted Approved Public Offering Percentage. If an Approved Public Offering Holder fails to timely deliver an Approved Public Offering Holder Notice, such Approved Public Offering Holder shall be deemed to have requested to sell shares of Common Stock pursuant to clause (y) of the first sentence of this paragraph and be obligated to sell the percentage of such Stockholder’s shares of Common Stock pursuant to the Approved Public Offering as calculated pursuant to this paragraph (c).

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(d)       If the managing underwriters for such Approved Public Offering advise the Company and the Approved Public Offering Holders that the number of shares of Common Stock and, if permitted hereunder, other securities requested to be included in such Approved Public Offering exceeds the number of shares of Common Stock and other securities, if any, which can be sold in an orderly manner in such offering within a price range required pursuant to this Section 3.2, the Company shall include in such Approved Public Offering the number of shares of Common Stock which can be so sold in the following order of priority: (i) first, the shares of Common Stock requested to be included in such Approved Public Offering in clause (y) of the first sentence of Section 3.2(c) and the Approved Public Offering Percentage of the Registrable Securities held by Stockholders that elected to sell Incremental Shares pursuant to clause (x) of the first sentence of Section 3.2(c), (ii) second, the Incremental Shares requested to be included in such Approved Public Offering in clause (x) of the first sentence of Section 3.2(c), pro rata among the respective Approved Public Offering Holders of such Incremental Shares on the basis of the number of shares of Common Stock requested to be included therein by each such Approved Public Offering Holder, (iii) third, the securities the Company proposes to sell, if any, and (iv) fourth, the shares of Common Stock requested to be included in such Approved Public Offering in clause (z) of the first sentence of Section 3.2(c), pro rata among the respective Approved Public Offering Holders of such Registrable Securities on the basis of the number of shares of Common Stock requested to be included therein by each such Approved Public Offering Holder.

(e)       Each Approved Public Offering Holder shall deliver, within three Business Days after receipt of the Approved Public Offering Notice, the Required Information with respect to such Approved Public Offering Holder.

(f)       If (i) within three Business Days of being notified of the proposed offering price range for shares of Common Stock (as set forth in any preliminary prospectus for the Approved Public Offering) in the Approved Public Offering one or more members of the Triggering Group notify the Company in writing that the proposed offering price range is not acceptable and (ii) the remaining members of the Triggering Group would no longer constitute a Triggering Group with the absence of such objecting members, then the Company shall return to each of the Approved Public Offering Holders the limited power-of-attorney and all certificates, if any, that such Approved Public Offering Holders have delivered for transfer pursuant hereto, together with any other documents in the possession of the Company executed by the Approved Public Offering Holders in connection with the proposed Approved Public Offering. Subject to compliance with the immediately preceding sentence, neither the Company (or its managers or officers) nor any Requesting Holder shall have any liability to any Stockholder if an Approved Public Offering or a Public Offering is not consummated for any reason.

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(g)       The provisions of this Section 3.2 shall not be deemed to impose any restrictions on transfer until the date that is seven days prior to the pricing of the proposed Approved Public Offering and any such restrictions shall terminate if the Approved Public Offering is not consummated or is abandoned pursuant to paragraph (f).

(h)       In the event that an over-allotment option is granted to the underwriters of an Approved Public Offering and such over-allotment option expires and has not been exercised in full in accordance with its terms or less than all the APO Shares or Incremental Shares are sold in a Public Offering as a result of Section 3.2(c), the Company shall be obligated to promptly return to each of the Approved Public Offering Holders all certificates, if any, representing such shares of Common Stock and any applicable transfer instruments in respect thereof that such Approved Public Offering Holders have delivered for transfer pursuant hereto with respect to the portion of such Approved Public Offering Holder’s APO Shares or Incremental Shares that remain unsold as a result thereof.

(i)       Each of (i) the sale price for the shares of Common Stock to be offered in connection with the Public Offering implemented pursuant to the Approved Public Offering, (ii) the selection of investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks) and (iii) any revision to the Approved Public Offering Percentage from the amount specified in the Requested Approved Public Offering Notice, which revision may not cause the Approved Public Offering Percentage to exceed 15% of the Common Stock held by each Approved Public Offering Holder (inclusive of shares subject to a customary overallotment option granted to the underwriters), shall be determined by the Board.

Section 3.3      Piggyback Registration.

(a)       Notice of Registrations. In the event that the Company proposes to file a Registration Statement with respect to Company Securities (other than a Registration Statement (i) filed in connection with the Company’s initial Public Offering, (ii) filed pursuant to Section 3.1 or Section 3.2, or (iii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers or directors of the Company or its Affiliates), whether or not for sale for its own account, the Company shall provide each Stockholder with written notice of its intention to do so (a “Piggyback Registration Notice”) at least 30 days prior to filing such Registration Statement. Any Stockholder may elect to include Registrable Securities beneficially owned by it in the Registration Statement to which a Piggyback Registration Notice relates, by submitting a written request (a “Piggyback Registration Request”) to the Company within 15 days after the date of such Piggyback Registration Notice, specifying the number of Registrable Securities that such Stockholder intends to dispose of pursuant to such Registration Statement, and the intended method of disposition thereof. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that Stockholders have requested, pursuant to timely submitted Registration Requests, to be included in the Registration Statement to which the underlying Piggyback Registration Notice relates.

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(b)       Withdrawal of Registration. If, at any time after the Company provides a Piggyback Registration Notice and prior to the effective date of any Registration Statement filed in connection therewith, the Company shall determine for any reason not to register the Company Securities to which such Piggyback Registration Notice relates, the Company may, in its sole discretion, give the Requesting Holders written notice of such determination and thereupon shall be relieved of its obligation to register any Registrable Securities that the Requesting Holders requested to be registered pursuant to a Piggyback Registration Request delivered in response to such Piggyback Registration Notice. Each Stockholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Stockholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(c)       Priority. If a registration under this Section 3.3 involves an underwritten offering and the managing underwriter(s) in its good faith judgment advises the Company that the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the Underwriter’s Maximum Number, the Company shall be required to include in such Registration Statement only such number of securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

(i)       First, the Company shall be entitled to include in such Registration Statement the Company Securities that the Company proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter’s Maximum Number.

(ii)       Second, the Company shall be obligated and required to include in such Registration Statement that number of Registrable Securities that the Requesting Holders have, collectively, requested to be included in such offering, to the full extent of the remaining portion of the Underwriter’s Maximum Number; provided, that if such number of Registrable Securities exceeds the remaining portion of the Underwriter’s Maximum Number, the Registrable Securities to be included in such offering shall be allocated among all of the Requesting Holders, in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Piggyback Registration Notice. If any Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in the manner described in the preceding sentence.

(iii)       Third, the Company shall be entitled to include in such Registration Statement that number of Company Securities that the Company proposes to offer and sell for the account of any other Person, to the full extent of any remaining portion of the Underwriter’s Maximum Number.

(d)       Not a Demand Registration. No registration of Registrable Securities effected under this Section 3.3 shall relieve the Company of its obligation to effect any registration of Registrable Securities pursuant to Section 3.1 or 3.2.

Section 3.4 Certain Information. In connection with any request for registration pursuant to Section 3.1, Section 3.2, or Section 3.3, each Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request, to the extent required to complete the filing of such Registration Statement in accordance with applicable law (including the Securities Act and any state securities or “blue sky” laws).

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Section 3.5    Expenses. Except as expressly provided otherwise in this Agreement, if the Company is required to effect the registration of any Registrable Securities pursuant to Section 3.1, Section 3.2 or Section 3.3, the Company shall pay all Registration Expenses with respect to such registration; provided, that each Selling Holder shall bear its pro rata share, on the basis of the number of Registrable Securities or shares of Common Stock, as applicable, sold in such registration, of all underwriting discounts, selling commissions and stock transfer taxes, and each such Selling Holder shall be responsible for any fees and expenses of any persons retained by such Selling Holder. Notwithstanding the foregoing, in the event that any registration of Registrable Securities or shares of Common Stock, as applicable, requested pursuant to Section 3.1 is withdrawn or deemed withdrawn pursuant to Section 3.1(g) and the Initial Requesting Holder(s) elects not to have such withdrawn registration counted as a registration under Section 3.1, the Initial Requesting Holder(s) and each Requesting Holder withdrawing all of its Registrable Securities or shares of Common Stock, as applicable, shall pay (or reimburse the Company for) its pro rata share (in proportion to the number of Registrable Securities or shares of Common Stock, as applicable, that it asked to be included in such withdrawn registration) of the Registration Expenses incurred by the Company with respect to such withdrawn registration. The immediately preceding sentence shall not apply if such registration is withdrawn (i) as a result of information concerning the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Requesting Holders after the date on which such registration was requested, (ii) if the revocation of such Selling Holder’s request for registration is based on the Company’s failure to comply in any material respect with its obligations hereunder or (iii) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Holder; provided, that if any such stop order, injunction, order or requirement is issued or imposed as a result of any misrepresentation or omission by any Requesting Holder(s), such Requesting Holder(s) (each, a “Responsible Requesting Holder”) shall be solely responsible for paying (or reimbursing the Company for) all of the Registration Expenses incurred by the Company with respect to such withdrawn registration; provided, further, that if more than one Responsible Requesting Holder is responsible for such payment or reimbursement of Registration Expenses, then each such Responsible Requesting Holder shall be responsible for its pro rata share of such Registration Expenses (for each Responsible Requesting Holder based on a fraction, the numerator of which is the number of Registrable Securities or shares of Common Stock, as applicable, that such Responsible Requesting Holder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities or shares of Common Stock, as applicable, that all Responsible Requesting Holder, collectively, asked to be included in such withdrawn registration).

Section 3.6    Registration and Qualification.

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(a)       In the event that the Company is required to effect the registration of any Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article 3, the Company shall:

(i)       use its reasonable best efforts to, as promptly as practicable, prepare, file and cause to become effective and remain effective a Registration Statement relating to such Registrable Securities or shares of Common Stock, as applicable;

(ii)       prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement for such Registrable Securities or shares of Common Stock, as applicable, and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities or shares of Common Stock, as applicable, until such time as all of such Registrable Securities or shares of Common Stock, as applicable, have been disposed of; provided, that the Company shall, as far in advance as practicable but at least five Business Days prior to filing a Registration Statement or prospectus (or any amendment or supplement thereto), furnish to each Selling Holder, for their review, copies of such Registration Statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Selling Holder, documents to be incorporated by reference therein); provided, further, that each Selling Holder may request reasonable changes to such Registration Statement, prospectus, amendment or supplement (as the case may be) and the Company shall be required to comply therewith to the extent necessary to lawfully complete such filing or maintain the effectiveness of such Registration Statement;

(iii)       furnish to each Selling Holder and each underwriter of such Registrable Securities or shares of Common Stock, as applicable, such number of conformed copies of such Registration Statement and each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents as are incorporated by reference in such Registration Statement or prospectus (including any amendments or supplements thereto), and such other documents as such Selling Holder or underwriter may reasonably request;

(iv)       promptly notify each Selling Holder in writing of the effectiveness of the Registration Statement and of any stop order issued or threatened by the SEC with respect thereto, use its reasonable best efforts to prevent the entry of any such stop order that is threatened and promptly remove any such stop order that has been entered, and promptly notify each Selling Holder of such lifting or withdrawal of any such stop order;

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(v)       use its reasonable best efforts to (x) register or qualify all Registrable Securities or shares of Common Stock, as applicable, covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as may be requested by any Selling Holder or underwriter of such Registrable Securities or shares of Common Stock, as applicable, and promptly notify the Selling Holders of the receipt of any notification with respect to the suspension of the qualification of Registrable Securities or shares of Common Stock, as applicable, for sale or offer in any such jurisdiction and (y) obtain all appropriate registrations, permits and consents in connection with such registrations and qualifications, and do any and all other acts and things (including using reasonable best efforts to promptly remove any such suspension) necessary or advisable to enable the Selling Holders and underwriters to consummate the disposition of such Registrable Securities or shares of Common Stock, as applicable, in such jurisdictions; provided, that the Company shall not be required to qualify to do business as a foreign corporation in any such jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to amend its Organizational Documents;

(vi)       in an underwritten offering, use its reasonable best efforts to furnish to each underwriter of such Registrable Securities or shares of Common Stock, as applicable, (x) an opinion of counsel to the Company addressed to each such underwriter and dated the date of the closing under the Underwriting Agreement and (y) “cold comfort” letters dated the effective date of the Registration Statement (and brought down to the date of closing under the Underwriting Agreement) addressed to each underwriter and signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, in each such case covering substantially the same matters as are customarily covered in such opinions and cold comfort letters in connection with underwritten public offerings of securities;

(vii)       if requested by the managing underwriter, use its reasonable best efforts to list all such Registrable Securities or shares of Common Stock, as applicable, covered by such registration on each national securities exchange on which shares of Common Stock are then listed;

(viii)       furnish for delivery in connection with the closing of the registered offering of such Registrable Securities or shares of Common Stock, as applicable, unlegended certificates representing ownership of such Registrable Securities or shares of Common Stock, as applicable, in such denominations as shall be requested by the Selling Holders or the underwriters (if any) for such Registrable Securities or shares of Common Stock, as applicable;

(ix)       not later than the effective date of the applicable Registration Statement, (x) retain a transfer agent and registrar (if the Company does not already have one), (y) obtain a CUSIP number for all Registrable Securities or shares of Common Stock, as applicable, included in such Registration Statement and (z) provide the applicable transfer agent with printed certificates for the Registrable Securities or shares of Common Stock, as applicable, which are in a form eligible for deposit with The Depository Trust Company or other applicable clearing agency;

(x)       in the case of an underwritten offering of such Registrable Securities or shares of Common Stock, as applicable, cause its senior executive officers to participate in such customary “road show” presentations as may be reasonably requested by the managing underwriter, and to otherwise facilitate, cooperate with, and participate in each proposed offering of Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article 3 and customary selling efforts related thereto; and

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(xi)       otherwise use its reasonable best efforts to comply with all applicable securities laws, including the Securities Act, the Exchange Act, and state securities and “blue sky” laws.

(b)       In the event that the Company delivers a prospectus covering Registrable Securities or shares of Common Stock, as applicable, to the Selling Holders and such prospectus is subsequently amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Selling Holder and may, in its discretion, request that the Selling Holders cease making offers of Registrable Securities or shares of Common Stock, as applicable, and return to the Company all prospectuses in their possession. In the event that the Company makes such a request each Selling Holder shall immediately cease making such offers and shall promptly return all such prospectuses. The Company shall promptly provide the Selling Holders with revised prospectuses and each Selling Holder shall be free, following its receipt of such revised prospectuses, to resume making offers of the Registrable Securities or shares of Common Stock, as applicable.

(c)       In the event that the Company determines, in its sole discretion, that it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall direct the Selling Holders to discontinue sales of Registrable Securities or shares of Common Stock, as applicable, pursuant to such prospectus, and each Selling Holder shall immediately so discontinue, until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall promptly furnish to each Selling Holder copies of any such supplemented or amended prospectuses or additional or supplemental filings, as the case may be. Notwithstanding anything to the contrary in this Agreement, the Company shall not exercise its rights under this Section 3.6(c) to suspend sales of Registrable Securities or shares of Common Stock, as applicable, for a period in excess of 135 days during any period of 365 consecutive days.

Section 3.7     Underwriting; Due Diligence. In the event of an underwritten offering of Registrable Securities pursuant to a registration requested under this Article 3, the Company shall, if requested by the underwriters for such offering, enter into an underwriting agreement with such underwriters (an “Underwriting Agreement”). Any such Underwriting Agreement shall contain such representations, warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, and shall include indemnification and contribution provisions substantially to the effect and extent of those set forth in Section 3.8, and agreements as to the provision of opinions of counsel and accountants’ letters substantially to the effect and extent of those set forth in Section 3.6(a)(vi). The Selling Holders on whose behalf such Registrable Securities are to be distributed by the underwriters shall enter into such Underwriting Agreement, which shall also contain such representations, warranties and indemnities by the Selling Holders as are customarily provided by selling stockholders in underwriting agreements with respect to secondary distributions. With respect to any Underwriting Agreement: (i) all of the conditions precedent to the obligations of the underwriters thereunder shall be conditions precedent to the obligations of the Selling Holders and (ii) no Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than customary representations, warranties or agreements generally made by selling stockholders in similar offerings.

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Section 3.8     Indemnification and Contribution.

(a)       The Company’s Indemnification Obligations. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Holder, its Affiliates, and their respective directors, officers, members, managers, partners, employees, stockholders, agents, advisors, investment managers and any Person who “controls” such Selling Holder (within the meaning of Section 15 of the Securities Act), from and against any and all losses, claims, damages and liabilities, including any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, any preliminary prospectus or prospectus (as amended or supplemented) relating to the Registrable Securities, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as such Losses (x) relate to a transaction or sale made by a Selling Holder in violation of Section 3.6(c) or (y) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon and in conformity with information relating to a Selling Holder which is furnished to the Company in writing by such Selling Holder expressly for use therein; provided, that clause (y) shall not apply to the extent that the Selling Holder has furnished in writing to the Company prior to the filing of such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein.

(b)       To the fullest extent permitted by law, each Selling Holder agrees to indemnify and hold harmless the Company, all Affiliates of the Company, each of their respective directors, officers, members, managers, partners, employees, stockholders, agents and advisors and each Person, if any, who “controls” (within the meaning of Section 15 of the Securities Act) the Company, from and against any and all Losses insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendments or supplement; provided, that such Selling Holder shall not be liable in any such case to the extent that it has furnished in writing to the Company prior to the filing of any such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein. Notwithstanding anything to the contrary in this Section 3.8, each Selling Holder’s indemnification obligations under this paragraph are several, and not joint and several, and shall not exceed, with respect to any given registration of Registrable Securities pursuant to this Article 3, the amount of net proceeds received by such Selling Holder in connection with the offering of its Registrable Securities under such registration.

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(c)       Each party that is entitled to indemnification under paragraph (a) or (b) of this Section 3.8 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided, that the failure of any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party; provided, that in the event that the Company, as indemnifying party, is required to pay expenses of separate legal counsel for any one or more Selling Holders as indemnified party, a single counsel shall be designated in writing to the Company by the Selling Holder with the largest number of Registrable Securities included in such registration. All such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and imposes no obligations on such indemnified party other than the payment of monetary damages (which damages will be paid by the indemnifying party hereunder).

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(d)       If the indemnification provided for in this Section 3.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any Loss referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this paragraph, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Loss relates exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.8(c). No Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) that results in a Loss shall be entitled to contribution with respect to such Loss from any Person who is not guilty of such fraudulent misrepresentation.

(e)       Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.8 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of Registrable Securities under any state law or regulation or governmental authority.

(f)       The obligations of the parties under this Section 3.8 shall be in addition to any liability which any party may otherwise have to any other party. If indemnification is available under this Section 3.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent permitted by applicable law and as provided in paragraphs (a) and (b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(g)       The rights and obligations of the Company and the Selling Holders under this Section 3.8 shall survive the termination of this Agreement.

Section 3.9    Rule 144 Information. The Company hereby covenants and agrees that as soon as practicable after the first issuance of Company Securities in a Public Offering, it shall (a) file such periodic reports as it is required to file under the Exchange Act or if the Company is not required to file such reports, it shall, upon the reasonable request of any Stockholder, use commercially reasonable efforts to make publicly available such information as is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144 and (b) use commercially reasonable efforts to take such further action as any Stockholder may reasonably request, to the extent such action is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144.

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Section 3.10    Transfer of Registration Rights. A Stockholder may Transfer all or any portion of its registration rights under this Article 3 with respect to any of its Registrable Securities in connection with any Transfer of such Registrable Securities that fully complies with the terms and conditions of this Agreement. Any other purported direct or indirect Transfer of such registration rights by any Stockholder shall be null and void and of no force or effect.

Section 3.11    Grant of Additional Registration Rights. Except for the registration rights granted pursuant to this Article 3, the Company shall not grant any registration rights with respect to shares of Common Stock to any other Person without the prior written consent of Stockholders holding a majority of the then outstanding Common Stock unless such registration rights so granted do not materially affect the rights of the Stockholders under this Agreement with respect to their priority in any Public Offering.

Section 3.12    Holdback Agreement. The Company and each Stockholder that holds greater than 5% of the Common Stock (whether or not such Registrable Securities are included in a Registration Statement filed pursuant to Section 3.1, Section 3.2 or Section 3.3) agree, if requested (pursuant to a timely written notice) by the lead or managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), for a customary period (which period shall be the same for all applicable Stockholders and shall not be longer than 180 days in the case of the Company’s first Public Offering and 90 days in the case of any other Public Offering, except to the extent required by FINRA regulations or applicable law), as reasonably determined by the lead or managing underwriter or underwriters in consultation with the Stockholders, after the closing date of the underwritten offering made pursuant to such Registration Statement; provided, that no Stockholder that holds greater than 5% of the Common Stock shall be subject to any such restrictions unless (a) all such restrictions shall have been requested of, and shall be applicable to, all Stockholders that holds greater than 5% of the Common Stock and (b) such underwriter(s) shall have obtained written holdback agreements from the Company, each executive officer of the Company and each other person who has been granted registration rights by the Company. No waiver of any such restrictions shall be effective with respect to any Stockholder unless such waiver applies uniformly to all such Stockholders. Notwithstanding anything contained in this Section 3.12, all obligations of the Stockholders under this Section 3.12 shall terminate in the event that the Company or any underwriter terminates, releases or waives, in whole or in part, the holdback agreements with respect to the Company, any executive officer of the Company or any such other Person who has been granted registration rights by the Company, unless such termination, release or waiver also applies proportionally (based on their respective ownership of Registrable Securities relative to the number of Registrable Securities held by such executive officer or other Person) to each Stockholder.

Section 3.13     Termination. All of the Company’s obligations to register Registrable Securities under Sections 3.1 and 3.3 shall terminate on the date on which the Stockholders cease to beneficially own any Registrable Securities.

ARTICLE 4. TRANSFERS OF SHARES

Section 4.1       Restrictions on Transfers.

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(a)       Transferability. Each Stockholder hereby agrees that it shall not in any way, directly or indirectly, Transfer all or any portion of its Shares, except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, any applicable restrictive legends and the terms and conditions of this Agreement, including this Article 4 and, to the extent applicable, Article 5. Any Transfer of Shares not expressly permitted herein shall be null and void and of no force or effect, and the Company shall not recognize any such attempted Transfer in its books and records and the purported Transferee or successor by operation of law shall not be deemed to be a Stockholder or a holder of Shares or Common Stock for any purpose, and shall not be entitled to any of the rights of ownership with respect to such Shares, including the right to vote such Shares or to receive a certificate for such Shares or to receive any dividends or other distributions on or with respect to such Shares.

(b)       Transfers to Affiliates. Any Stockholder may Transfer all or any portion of its Shares at any time to an Affiliate, Family Member, Family Trust or Personal Representative of such Stockholder; provided, that (i) the Transfer complies with the Securities Act and all applicable state securities and “blue sky” laws and (ii) the Transferor submits, pursuant to Section 4.1(d), a Transfer Request for such Transfer that is approved by the Company. Any Transfer that is made in accordance with this paragraph shall not be subject to any of the provisions of Article 5.

(c)       Transfers to Persons other than Affiliates. Any Stockholder may Transfer all or any portion of its Shares at any time to one or more of the Stockholders or to any other Person that are determined to be an Accredited Investor; provided, that (i) the Board determines the Transferee is not a Competitor, or, in the case that the Board has determined the Transferee is a Competitor, the Board approves of such Transfer, (ii) the Transfer complies with the Securities Act, any applicable restrictive legends and all applicable state securities and “blue sky” laws, (iii) the Transferor submits, pursuant to Section 4.1(d), a Transfer Request for such Transfer that is approved by the Company, (iv) the Transfer will not result in an event of default under the Credit Agreement and (v) except for Transfers pursuant to Section 4.1(b), if such Transfer or series of related Transfers constitutes a Control Transfer, then such Shares shall be subject to the tag-along provisions set forth in Section 5.2.

(d)       Requests for Transfer. In order to provide for the effective policing of this Section 4.1, a Stockholder who proposes to effect a Transfer pursuant to Section 4.1(c) must submit, prior to the date of the proposed Transfer, a written request in writing (a “Transfer Request”) that the Company review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to this Section 4.1. A Transfer Request shall include: (i) the name, address, jurisdiction of organization or citizenship and telephone number of the proposed Transferee, (ii) the number of Shares proposed to be so Transferred, (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the Stockholder proposing such Transfer, (v) certification that such Stockholder is an Accredited Investor, and (vi) such information as the Company in its reasonable discretion may request (and which may, in the Company’s reasonable discretion, include an opinion of counsel to be provided at the Transferor’s sole cost and expense to such effect) to establish that registration of the proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws. The Company shall, within five Business Days after its receipt of a Transfer Request that includes all of the information set forth in the foregoing clauses (i) through (v), determine whether to authorize (subject to compliance with all of the applicable provisions, if any, set forth in Article 5) the Transfer proposed in such Transfer Request and shall notify the proposed Transferor of such determination; provided, that the only bases on which a Transfer may be denied are failure to comply with the applicable obligations and restrictions set forth in this Article 4 or in Article 5 (including paragraph (f) below) if applicable; provided, further, that if the Company does not notify the proposed Transferor of its determination within such time period, the Transfer proposed in such Transfer Request shall be deemed to be approved hereunder.

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(e)       Joinder. With respect to any Transfer of Shares (including the issuance, sale or other Transfer of Shares by the Company), the Transferee of such Shares shall execute and deliver to the Company, as a condition precedent to such Transfer, an instrument in substantially the form attached hereto as Exhibit A (or such other documentation as is agreed by the Company and such Transferee) to confirm that the Transferee takes such Shares subject to all the terms and conditions of this Agreement and agrees to be bound by all of the terms and conditions of this Agreement.

(f)       Exchange Act Reporting Obligations. Notwithstanding anything to the contrary in this Agreement, but only to the extent the Company is not already subject to reporting obligations under the Exchange Act, no Stockholder may Transfer any Shares if, as a result of such Transfer, shares of Common Stock would be held of record by more than 280 Persons or otherwise in circumstances that the Company or the Board determines could require the Company to file reports under the Exchange Act, if it is not otherwise subject to such requirements. So long as the Company is not subject to reporting obligations under the Exchange Act, nothing contained in this Article 4 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Company’s status as a non-reporting company under the Exchange Act.

(g)       Inapplicability of Section 4.1. Notwithstanding anything to the contrary in this Section 4.1, the restrictions on transfer set forth in this Article 4 and in Article 5 shall be inapplicable to any sale pursuant to an effective Registration Statement in accordance with Article 3.

Section 4.2        Legend on Certificates.

(a)       All certificates for Shares shall conspicuously bear the following legend:

THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JULY 29, 2016, AMONG DEX MEDIA, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DEX MEDIA, INC.

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(b)       In the event that any shares of Common Stock shall be registered under the Securities Act, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such stock without the legend required by Section 4.2(a) endorsed thereon. In the event that the Common Stock shall cease to be subject to the restrictions on transfer set forth in this Article 4, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such stock without the legend required by Section 4.2(a) endorsed thereon.

ARTICLE 5. DRAG-ALONG; TAG-ALONG

Section 5.1      Drag-Along Sale. (a) In the event that Stockholders holding a majority of the then outstanding shares of Common Stock (“Drag-Along Sellers”) propose to effect a Drag-Along Sale, the Drag-Along Sellers shall have the right (a “Drag-Along Right”) to require each of the other Stockholders to Transfer their Shares in such Drag-Along Sale in accordance with this Section 5.1. Such Drag-Along Sellers shall give written notice of such Drag-Along Sale (a “Drag-Along Notice”) to the Company, and the Company shall deliver such notice to each of the other Stockholders, at least ten Business Days prior to the closing of such Drag-Along Sale, which notice shall state that such Drag-Along Sellers desire the Dragged Stockholders to enter into such Drag-Along Sale and shall include the following information with respect to the proposed Drag-Along Sale: (i) the names of all of the parties thereto, (ii) a summary of the material terms and conditions thereof and (iii) the proposed amount and form of consideration to be received by the Drag-Along Sellers and Dragged Stockholders, whereupon all Drag-Along Sellers, Dragged Stockholders and the Company (as applicable) shall consent to, cooperate with, and not object to or otherwise impede consummation of the Drag-Along Sale. In the event that the Drag-Along Sale is structured as a merger or consolidation, each Dragged Stockholder shall vote its Shares to approve such merger or consolidation, whether at a meeting of Stockholders or by written consent of Stockholders in lieu of a meeting. In the event that the Drag-Along Sale is structured as a sale of all of the outstanding Shares, then each Dragged Stockholder shall agree to sell, and shall sell, all of its Shares and any other rights to acquire Shares, on the terms and conditions set forth in the Drag-Along Notice. In the event that the Drag-Along Sale is structured as a sale, transfer or other disposition of all or substantially all of the assets or business of the Company, then each Dragged Stockholder shall vote its Shares to approve such sale and any subsequent dissolution or winding up of the Company or other distribution of the proceeds therefrom, whether at a meeting of Stockholders or by written consent of Stockholders in lieu of a meeting, with respect to the sale, transfer or other disposition of assets. In furtherance of the foregoing, each Dragged Stockholder shall (x) waive all dissenter’s rights, appraisal rights and similar rights in connection with such Drag-Along Sale, and (y) take, with respect to its Shares, all Necessary Action reasonably requested by the Drag- Along Sellers in connection with the consummation of the Drag-Along Sale.

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(b)       No Dragged Stockholder shall be required to sell any Shares in a Drag- Along Sale pursuant to this Section 5.1 unless (i) the total amount of such consideration per share payable to such Dragged Stockholder is the same as that paid to the Drag-Along Sellers, and (ii) such Shares are sold by such Dragged Stockholder generally upon the same terms in connection with such Drag-Along Sale. Notwithstanding the foregoing, no Dragged Stockholder shall be required to make any representation or warranty, or provide any indemnity to any Person, in connection with any Drag-Along Sale except that each Dragged Stockholder shall be obligated (A) to make representations and warranties with respect to the unencumbered title to its Shares, its power, authority and legal right to Transfer such Shares and, the enforceability of relevant agreements against such Dragged Stockholder, (B) to enter into reasonable and customary covenants to complete the Transfer of such Dragged Stockholder’s Shares in connection with such Drag-Along Sale and (C) to enter into reasonable and customary indemnification obligations with respect to the foregoing; provided, that all representations, warranties, covenants and indemnities shall be made by the Drag-Along Sellers and Dragged Stockholder severally and not jointly; provided, further, that any indemnification obligation (including, if applicable, with respect to representations made by the Company) shall be pro rata based on the consideration received by the Drag-Along Sellers and Dragged Stockholder, in each case in an amount not to exceed the aggregate proceeds received by the Drag-Along Sellers and Dragged Stockholder in connection with the Drag-Along Sale; and provided, further, that in no event shall a Dragged Stockholder be required to (i) make any representation regarding the Company (including with respect to its business or results of operations) or (ii) except in the case of a Stockholder that is an officer or employee of the Company or any of its Subsidiaries, agree to any “non-competition,” “non-solicit” or other covenant or restriction with respect to competing with the Company or its business or soliciting or hiring its employees.

(c)       At the closing of any Drag-Along Sale pursuant to this Section 5.1, the Drag-Along Sellers and each Dragged Stockholder shall deliver, against payment of the purchase price therefor, certificates (or evidence thereof) representing its Shares, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Shares, the absence of liens, encumbrances and adverse claims with respect thereto, and such other documents as are reasonably requested by the Drag-Along Sellers and the Company for the proper Transfer of such Shares on the books of the Company.

(d)       The provisions of Section 5.2 shall be subordinate to any Transfer or exercise of rights contemplated by this Section 5.1.

Section 5.2       Tag-Along Sale. (a) In the event that any Stockholder or group of Stockholders (a “Proposed Seller”) proposes to Transfer Shares pursuant to one or more related transactions that would constitute a Control Transfer (if Drag-Along Rights are not exercised pursuant to Section 5.1) (any such Transfer, a “Proposed Sale”), each other Stockholder other than any Stockholder that is an officer or employee of the Company or any of its Subsidiaries (collectively, the “Eligible Participating Stockholders”) shall have the right to participate in the Proposed Sale by Transferring its pro rata portion of Shares to the Proposed Buyer in accordance with this Section 5.2. Such Proposed Seller shall give written notice of such Proposed Sale (a “Tag-Along Notice”) to each of the Eligible Participating Stockholders, with a copy to the Company. The Tag-Along Notice shall offer to each Eligible Participating Stockholder the option to participate in such Proposed Sale on the terms and conditions set forth in the Tag- Along Notice (and, in any event, on the same terms and conditions as the Proposed Seller) and shall include the following information with respect to the Proposed Sale: (i) the name of each proposed Transferee(s) (the “Proposed Buyer”), (ii) a summary of the material terms and conditions thereof, (iii) the percentage of the Proposed Seller’s Shares proposed to be Transferred therein, (iv) the proposed amount and form of consideration to be received by the Proposed Seller and (v) other such information as shall be reasonably requested.

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(b)       Each Eligible Participating Stockholder may, by written notice given to the Proposed Seller within ten Business Days after the date of the Tag-Along Notice, elect to sell up to the number of Shares in the Proposed Sale as equals the Tag-Along Portion of such Eligible Participating Stockholder, on the terms and conditions approved by the Proposed Seller, which terms and conditions shall be the same as those on which the Proposed Seller’s Shares are to be sold and shall be consistent with the terms and conditions set forth in the Tag-Along Notice (each Eligible Participating Stockholder who timely makes such election, a “Tagging Stockholder”). The Proposed Seller shall cause the Proposed Buyer to purchase from each Tagging Stockholder the number of Shares equal to the Tag-Along Portion of such Tagging Stockholder. The decision by any Eligible Participating Stockholder as to whether to elect to participate in any Proposed Sale shall not adversely affect such Eligible Participating Stockholder’s right to elect to participate as a Tagging Stockholder in any other Proposed Sale. The Proposed Seller shall have a period of 60 days following the expiration of the ten Business Day notice period mentioned above to consummate the Proposed Sale to the Proposed Buyer in accordance with this Section 5.2 without being required to provide an additional Tag-Along Notice to Eligible Participating Stockholders.

(c)       At the closing of any Proposed Sale pursuant to this Section 5.2, each Proposed Seller and each Tagging Stockholder shall deliver at such closing, against payment of the purchase price therefor, certificates or other documentation governing the terms of any such Shares (or other evidence thereof acceptable to the transferee of such Shares) representing their Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Shares to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by the Proposed Seller and the Company for the proper Transfer of such Shares on the books of the Company.

(d)       In no event shall a Tagging Stockholder that is not an officer or employee of the Company or any of its Subsidiaries be required to (i) make any representation regarding the Company (including with respect to its business or results of operations) or (ii) agree to any “non-competition,” “non-solicit” or other covenant or restriction with respect to competing with the Company or its business or soliciting or hiring its employees.

(e)       The provisions of this Section 5.2 shall be subject to and subordinate to the provisions of Section 5.1.

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ARTICLE 6. ADDITIONAL AGREEMENTS

Section 6.1       Access to Information; Reports. (a) The Company shall provide to each Stockholder of the Company (by means of providing access to an Intralinks or similar site) the following financial and business information relating to the Company and its Subsidiaries, and with respect to clauses (i) and (ii) below, accompanied by a reasonably detailed narrative discussion of the changes in the Company’s financial condition and results of operations compared with the prior periods presented, which will, with respect to the Company’s audited consolidated annual financial statements, be in form and substance similar to the discussion contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of an Exchange Act report, all of which shall be posted to a freely accessible section of the Company’s website:

(i)       subject to the proviso to this Section 6.1(a), as soon as available and in any event no later than 120 days after the end of each fiscal year (or with respect to the fiscal year ending December 31, 2016, the later of 120 days after (x) the end of such fiscal year and (y) delivery of audited financial statements for the fiscal year ended December 31, 2015; provided that if the Company is unable deliver audited financial statements for the fiscal year ended December 31, 2016 within 120 days of such fiscal year end, the Company shall deliver unaudited financial statements for such fiscal year within 120 days after the end of such fiscal year subject to normal year-end audit adjustments, the absence of footnote disclosures and completion of the Prior Tax Calculation (as defined in the Plan) , a true and complete copy of the audited consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the fiscal year then ended, together with the notes relating thereto, all in reasonable detail and accompanied by a copy of the audit report of the Company’s independent public accountants, which report shall be unqualified as to the scope of the audit and shall state that such consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates thereof and for the fiscal year then ended in accordance with United States generally accepted accounting principles consistently applied; and

(ii)       subject to the proviso to this Section 6.1(a), as soon as available and in any event no later than 60 days after the end of each of the first three quarters of each fiscal year of the Company, a true and complete copy of the unaudited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the period then ended, prepared in accordance with United States generally accepted accounting principles consistently applied, subject only to the absence of footnotes and normal year-end audit adjustments and completion of the Prior Tax Calculation;

provided, however, that if, prior to the time at which financial statements are required to be delivered by the Company pursuant to subparagraph (i) or (ii) above, the Company provides financial statements to the agent or lenders under the Credit Agreement in form and substance substantially similar to the financial statements required to be delivered under such subparagraph (i) or (ii), as applicable (including unaudited annual financial statements), then the Company shall provide to the Stockholders the financial statements required to be delivered under such subparagraph (i) or (ii), as applicable, substantially concurrently with the provision of such substantially similar financial statements to such lenders.

(b)       Promptly after issuing the annual and quarterly reports described in Section 6.1(a), the Company shall hold a conference call to discuss with the Stockholders the information contained in such annual and quarterly reports, including the results of the Company’s operations and the financial performance of the Company, and to answer questions thereto, and the Company shall provide the Stockholders with conference call access to each such conference call. The intention is that such conference calls be held concurrently with the earnings calls for lenders of the Company; however, if the lender earnings calls are held separately, the Stockholders will be invited to and permitted to join such earnings calls.

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(c)       As soon as available and in any event no later than 60 days after the end of the fiscal year of the Company, each Stockholder will be furnished with the then-current budget of the Company. Such annual budgets will be made available by means of providing access to an Intralinks or similar site.

(d)       All information provided pursuant to this Section 6.1, including the information disclosed in the conference calls pursuant to Section 6.1(b), shall be subject to the confidentiality restrictions set forth in Section 6.4.

Section 6.2       Certificate of Incorporation and Bylaws. If and to the extent that any provision of this Agreement conflicts with or is inconsistent with any provision of the Organizational Documents, then to the fullest extent permitted by law, such provision of this Agreement shall be controlling and, to the extent practicable, the conflicting or inconsistent provision of the Organizational Documents shall be construed in a manner consistent with such provision of this Agreement.

Section 6.3      No Other Voting Agreements. Except as specifically contemplated hereby, no Stockholder shall (a) grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares or (b) enter into any stockholder agreement or arrangement of any kind with any Person with respect to Shares that is, in the case of either clause (a) or (b), in violation of the provisions of this Agreement (irrespective of whether such agreement or arrangement is with one or more other Stockholders), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition, pledge or voting of Shares, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other Person (other than an Affiliate of such Stockholder) in connection with the acquisition, disposition or voting of Shares in any manner that is in violation of the provisions of this Agreement. Nothing in this Section 6.3 is intended to restrict any Stockholder from entering into any agreement or arrangement with respect to its Shares (with any other Stockholder or otherwise) that is not in violation of the provisions of this Agreement.

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Section 6.4     Confidentiality. Each Stockholder hereby agrees that it will keep strictly confidential and will not disclose, divulge or use for any purpose, other than to hold, vote, dispose and monitor its existing investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement (including pursuant to Section 6.1 above), unless such confidential information is known or becomes known to the public in general (other than as a result of a breach of this Section 6.4 by such holder or its Affiliates) or is or becomes available from a source other than the Company or its Affiliates (provided the Stockholder is not aware that such source is under an obligation to keep such information confidential); provided, however, that a Stockholder may disclose (on a confidential basis) confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its holding, voting, disposition and monitoring of its existing investment in the Company, (b) to any Affiliate, or to any director, officer, employee, partner, member or regulator of such Stockholder or Affiliate in the ordinary course of business, to the extent necessary to hold, vote, dispose and monitor its existing investment in the Company, (c) to a potential Transferee of Shares, to the extent reasonably necessary to consummate a Transfer, provided that such Transferee has executed a confidentiality agreement with such Stockholder in such form as may be reasonably required by the Company or (d) as may otherwise be required by applicable law or judicial or administrative process; provided, further, that in the case of any such disclosure under this clause (d), such Stockholder shall take, at the Company’s expense, all reasonable steps requested by the Company to minimize the extent of any such required disclosure, and to the extent practicable, awaits the final outcome of any motion for a protective order that the Company may file before disclosing any confidential information; and provided, further, that the acts and omissions of any Person to whom any Stockholder may disclose confidential information pursuant to the foregoing clauses (a), (b) and (c) shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 6.4, unless such Person and the Company have entered into a confidentiality agreement between them that imposes confidentiality restrictions on such Person that are no less restrictive than those contained in this Section 6.4, in which case the acts and omissions of such Person shall not be attributable to such Stockholder. Notwithstanding any earlier termination of this Agreement, the obligations of each Stockholder under this Section 6.4 shall survive until the earlier of (i) the first anniversary of the termination of this Agreement pursuant to Section 7.1 and (ii) the first anniversary of the date on which such Stockholder ceased to own any Shares.

Notwithstanding the foregoing, in the case of a Stockholder owned, directly or indirectly, by one or more funds or other pooled investment vehicles, such Stockholder shall be entitled to disclose such confidential information to investors and limited partners of such fund or pooled investment vehicle, and to prospective investors or other Persons as part of fundraising or marketing activities undertaken by the manager of such fund or pooled investment vehicle or any of its affiliates, or prospective investors or other Persons as part of fundraising or marketing activities of such Stockholder or its affiliates, or lenders or prospective lenders of such Stockholder or its affiliates, provided such disclosures are made to Persons subject to an obligation of confidentiality with respect to such information.

Section 6.5      Preemptive Rights. (a) In the event that the Company proposes to sell or otherwise issue (a “Proposed Offering”) equity securities of the Company (including shares of Common Stock or preferred stock), any securities convertible into or exchangeable for equity securities of the Company or any options rights or warrants to purchase equity securities of the Company (any of the foregoing, “Dilutive Securities”), other than in a Permitted Offering, each Stockholder holding Shares as of the date of the Company Sale Notice that is an Accredited Investor (each, a “Preemptive Rights Stockholder”) shall have the right to acquire that number or amount of such Dilutive Securities as is determined in accordance with Section 6.5(b) below, at the same price and upon the same terms and conditions as such Dilutive Securities are being offered by the Company in the Proposed Offering. No Dilutive Securities shall be issued by the Company to any Person unless the Company has first offered such securities to each Preemptive Rights Stockholder in the accordance with this Section 6.5. Notwithstanding anything contained in this Section 6.5, the rights of a holder of Employee Shares under this Section 6.5 shall only be granted to a holder of Employee Shares who has provided to the Company evidence (satisfactory to the Company its sole discretion) that such holder qualifies as an Accredited Investor.

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(b)       At least 15 Business Days prior to the consummation of any Proposed Offering to which this Section 6.5 applies, the Company shall give written notice thereof to each Preemptive Rights Stockholder (the “Company Sale Notice”), setting forth the price and the other terms and conditions on which the Dilutive Securities are being offered to the proposed transferee(s), and offering to sell to each Preemptive Rights Stockholder its pro rata share of such Dilutive Securities on the same terms and conditions (the “Preemptive Rights Offer”); provided, that such pro rata share shall be based upon a ratio of the relative number of Shares beneficially owned by such Preemptive Rights Stockholder to the total number of Shares outstanding immediately prior to consummation of the Proposed Offering. Each Preemptive Rights Stockholder shall be entitled to accept any Preemptive Rights Offer by providing written notice to the Company not later than ten Business Days after the date of the applicable Company Sale Notice (the “Preemptive Rights Period”), and any Preemptive Rights Stockholder who fails to timely accept any Preemptive Rights Offer shall have no further rights with respect to the Proposed Offering to which such Preemptive Rights Offer relates. Any Dilutive Securities that are offered in a Preemptive Rights Offer but are not accepted by Preemptive Rights Stockholders during the Preemptive Rights Period may be sold by the Company at any time prior to the 90th day following the expiration of the Preemptive Rights Period on the same terms and conditions as are set forth in the applicable Company Sale Notice.

(c)       As used herein, “Permitted Offering” means (i) any sale or issuance by the Company of Employee Shares, (ii) any sale or issuance by the Company of Dilutive Securities (A) pursuant to any stock split, subdivision of shares, stock dividend or similar transaction by the Company, (B) pursuant to any merger or business combination transaction involving the Company or any of its Subsidiaries or as consideration for the acquisition by the Company or any of its Subsidiaries of assets or another business or entity, provided that in no event may any such exception be used with the intent to circumvent the rights of the stockholders under this Section 6.5, (C) in any Public Offering, or (D) upon the exercise of any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement or issued or issuable pursuant to the exercise of any such rights or agreements granted after the date of this Agreement, (iii) any issuance by the Company to (A) banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to a transaction approved by the Board or (iv) any issuance in connection with strategic partnerships approved by the Board (but specifically excluding any transaction that has the primary purpose of a Person providing cash to the company in exchange for Common Stock).

(d)       Except as provided in this Section 6.5, the Company shall not grant to any Person any preemptive rights with respect to the issuance of equity securities of the Company. This clause (d) shall not apply to the grant of the preemptive rights set forth in this Section 6.5 to any Person who becomes a party to this Agreement pursuant to Section 4.1(e) hereof. The preemptive rights set forth in this Section 6.5 may not be assigned or transferred, except that such right may be assigned by any Preemptive Rights Stockholder to any Affiliate of such Preemptive Rights Stockholder.

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(e)       Notwithstanding the other provisions of this Section 6.5, if the Board determines that the Company should, in the best interests of the Company, issue new equity securities that would otherwise be required to be offered to the Preemptive Rights Stockholders pursuant to this Section 6.5 prior to their issuance, the Company may issue such new equity securities without first complying with the provisions of this Section 6.5; provided, however, that (i) within 45 days after such issuance the Company shall offer to each Preemptive Rights Stockholder the opportunity to purchase the number of new equity securities that such Preemptive Rights Stockholder would have otherwise been entitled to purchase pursuant to the terms of this Section 6.5 and (ii) (A) include in the subscription (or similar) agreement with the purchaser(s) of such new equity securities a provision permitting the Company to repurchase such equity securities in an amount necessary to satisfy the provisions of this Section 6.5 or (B) cause the issuance of additional equity securities in an amount necessary to permit each requesting Preemptive Rights Stockholder to purchase the portion of such issuance that it would be entitled to purchase pursuant to this Section 6.5, including the portion sold pursuant to this paragraph.

Section 6.6       Debt Preemptive Rights.

(a)       In the event the Company or any of its Subsidiaries issues any debt securities to, or borrows money from, one or more members of an Appointing Stockholder Group or any Affiliate thereof, other than borrowings under the Company’s and its Subsidiaries’ existing credit facilities (except to the extent such borrowings are being increased), each Preemptive Rights Stockholder shall have the right to purchase or lend, as applicable, up to an amount of such debt securities or borrowed amounts (its “Allocated Share”) equal to the product of (x) the principal amount of debt securities being issued or the principal amount being borrowed, as applicable, and (y) a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock beneficially owned by such Preemptive Rights Stockholder and the denominator of which is the aggregate number of outstanding shares of Common Stock. If the Company intends to issue any debt securities to, or borrow money from, one or more Stockholders or their Affiliates, the Company shall deliver a written notice (a “Debt Preemptive Rights Notice”) to the Preemptive Rights Stockholders specifying (i) the amount of its Allocated Share, (ii) the anticipated closing date; and (iii) any other material terms of such issuance or borrowing.

(b)       Within ten Business Days following receipt of a Debt Preemptive Rights Notice, each Preemptive Rights Stockholder shall deliver to the Company a written notice (a “Debt Exercise Notice”) (i) indicating whether it will exercise its right to participate in the offering or borrowing and (ii) specifying the principal amount it wishes to purchase or lend in connection therewith up to its Allocated Share. If any Preemptive Rights Stockholder fails to deliver a Debt Exercise Notice to the Company within such ten Business Day period, such Preemptive Rights Stockholder shall be deemed to have elected not to participate in such offering or borrowing.

(c)       To the extent any Preemptive Rights Stockholder fails to exercise fully its aggregate preemptive rights granted pursuant to this Section 6.6 with respect to such offering or borrowing, the Company shall have 90 days thereafter to sell such notes or borrow such amounts upon terms no more favorable than specified in the Debt Preemptive Rights Notice.

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(d)       The preemptive rights set forth in this Section 6.6 may not be assigned or transferred, except that such right may be assigned by any Preemptive Rights Stockholder to any Affiliate of such Preemptive Rights Stockholder.

ARTICLE 7. MISCELLANEOUS

Section 7.1        Survival of Agreement; Term. This Agreement, and the Company’s and the Stockholders’ respective rights and obligations hereunder shall remain in effect until terminated (a) at any time by the written agreement of the Company and Stockholders holding at least 90% of the then outstanding Common Stock or (b) automatically upon the occurrence of the Exchange Act Reporting Date; provided, that (i) Article 3 shall survive any such termination and (ii) the right to appoint or nominate directors to the Board shall survive any such termination as may be modified or terminated to the extent necessary to meet applicable listing requirements of any securities exchange or quotation system on which the Company’s Common Stock is expected to be listed or quoted. This Agreement shall terminate automatically with respect to any Stockholder when such Stockholder ceases to beneficially own any Shares; provided, that Section 6.4 and this Article 7 shall survive any such termination and shall terminate as set forth therein.

Section 7.2       Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) when delivered by hand, facsimile or electronic transmission to the party to be notified, (b) one Business Day after deposit with a national overnight delivery service with next-business-day delivery guaranteed, (c) three Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested, in each case addressed to the party to be notified at the addresses set forth below such party’s respective signature to this Agreement, or (d) when posted to an Intralinks or similar site to which all Stockholders have been offerred access. Any party to this Agreement may change its address for purposes of notice hereunder by giving ten days’ written notice of such change to all other parties to this Agreement, in the manner provided in this Section 7.2.

Section 7.3       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 7.4       Entire Agreement. This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the parties hereto (and their Affiliates) with respect to the subject matter hereof and contains the entire understanding of the parties with respect to the subject matter hereof.

Section 7.5     Amendment. This Agreement shall not be amended, modified or supplemented, and no provision in this Agreement may be waived, except pursuant to a written instrument duly executed by or on behalf of the Company and Stockholders holding a majority of the then outstanding Common Stock; provided, however, that:

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(a)       if any such amendment, modification, supplement or waiver would reasonably be expected to disproportionately affect any Stockholder in any material respect, approval of each such Stockholder so affected shall be required;

(b)       if any such amendment, modification, supplement or waiver would result in the reduction in the number of Directors an Appointing Stockholder Group has the right to appoint pursuant to Section 2.3(c)(ii), such Appointing Stockholder Group’s approval shall be required;

(c)       if any such amendment, modification, supplement or waiver would materially and adversely affect (i) the rights of a Stockholder rights under Section 5.2, 6.1, 6.5, or 6.6, (ii) protections benefitting a Stockholder under Section 3.2 or 5.1 (including the approval rights to trigger a Drag-Along Sale as described in the definition thereof), or (iii) the rights of a Stockholder under the proviso to Section 6.4, such Stockholder’s approval shall be required;

(d)       if such amendment, modification, supplement or waiver would increase the transfer restrictions applicable to any Stockholder, such Stockholder’s approval shall be required;

(e)       if any such amendment, modification, supplement or waiver is to the nomination rights of the Minority Director Nominating Stockholder Groups with respect to the Minority Director, each such Minority Director Nominating Stockholder Group’s approval shall be required;

(f)        if any such amendment, modification, supplement or waiver is to Section 2.3(c)(ii)(D), or Section 2.3(c)(iv), the approval of the holders of a majority of the outstanding Voting Shares shall be required;

(g)       if any such amendment, modification, supplement or waiver is to Section 2.3(c)(iii), the approval of each Nominating Stockholder and Stockholders beneficially owning a majority of the outstanding shares of Common Stock beneficially owned by all Non-Appointing Stockholders shall be required;

(h)       if any such amendment, modification, supplement or waiver is to Section 2.7, the approval of Stockholders holding not less than 66⅔% of the outstanding shares of Common Stock shall be required; and

(i)       if any such amendment or waiver is to Section 7.1 the approval of Stockholders holding at least 90% of the outstanding shares of Common Stock will be required.

Section 7.6       Third-Party Beneficiary. This Agreement is intended solely for the benefit of each of the parties hereto and their respective successors and permitted assigns, and this Agreement shall not confer any rights upon any other Person, except that each of the Persons entitled to indemnification under Section 3.8 is an intended third-party beneficiary of such provision.

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Section 7.7       Counterparts. This Agreement may be signed in any number of counterparts, any of which may be delivered via facsimile, portable document format (PDF), or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Company and each of the Stockholders.

Section 7.8      Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 7.9     Governing Law; Consent to Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof), and any judicial proceeding brought against any of the parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address below such party’s respective signature to this Agreement, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 7.10   Injunctive Relief. The parties to this Agreement hereby agree and acknowledge that it will be impossible to measure the monetary damages that would be suffered if any party to this Agreement fails to comply with any of the obligations imposed on it by this Agreement, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Accordingly, each of the parties to this Agreement shall be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Each of the parties to this Agreement hereby waives, and causes its respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder.

Section 7.11   Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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Section 7.12   Recapitalization and Similar Events. In the event that any shares of capital stock or other securities are issued in respect of, in exchange for, or in substitution of, Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of shares of Common Stock or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement, as determined in good faith by the Board, so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the date and year first written above.

DEX MEDIA, INC.

By:	/s/ Joseph A. Walsh
Name: Joseph A. Walsh
Title: President and Chief Executive Officer

Address for Notices:

Dex Media, Inc.
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261

Attn: General Counsel

[Signature Page to Stockholders Agreements]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of _______, 201_, is made by and among DEX MEDIA, INC., a Delaware corporation (the “Company”), and ___________ (the “Joining Party”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings given to them in the Stockholders Agreement, dated as of July 29, 2016 (as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Stockholders Agreement”).

1.	Agreement to be Bound. The Joining Party hereby agrees that upon execution of this Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed included in the definition of “Stockholder” therein for all purposes thereof. In addition, the Joining Party hereby agrees that all of the Transferred Shares shall be subject to all of the covenants, terms and conditions applicable to Shares under the Stockholders Agreement. The Joining Party acknowledges that it has been furnished with and has carefully read a copy of the Stockholders Agreement prior to its execution of this Agreement.

2.	Counterparts. This Agreement may be signed in counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Company and the Joining Party.

3.	Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof), and any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Joining Party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address set forth under its signature below, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

5.	Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

6.	Entire Agreement. This Agreement and the Stockholders Agreement (together with the documents attached as exhibits thereto and any documents or agreements specifically contemplated thereby) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the date and year first written above.

JOINING PARTY:

By:
Name:
Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

ACCEPTED:
DEX MEDIA, INC.
By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER

This Joinder Agreement (this “Agreement”), dated as of________, 201_, is made by and among DEX MEDIA, INC., a Delaware corporation (the “Company”), and ________ (the “Joining Party”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings given to them in the Stockholders Agreement, dated as of July 29, 2016 (as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Stockholders Agreement”).

1.	Agreement to be Bound. The Joining Party hereby agrees that upon execution of this Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed included in the definition of “Stockholder” therein for all purposes thereof. In addition, the Joining Party hereby agrees that all of the Transferred Shares shall be subject to all of the covenants, terms and conditions applicable to Shares under the Stockholders Agreement. The Joining Party acknowledges that it has been furnished with and has carefully read a copy of the Stockholders Agreement prior to its execution of this Agreement.

2.	Counterparts. This Agreement may be signed in counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Company and the Joining Party.

3.	Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof), and any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Joining Party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address set forth under its signature below, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

5.	Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

6.	Entire Agreement. This Agreement and the Stockholders Agreement (together with the documents attached as exhibits thereto and any documents or agreements specifically contemplated thereby) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

C-2